Notice of 2024 Annual Meeting

and Proxy Statement

ANNUAL MEETING OF STOCKHOLDERS

March 26, 2024

Dear Fellow Stockholder,

You are invited to attend the CrossFirst Bankshares, Inc. 2024 Annual Meeting of Stockholders to be held virtually on May 14, 2024, at 10:00 a.m. (Central Time) via live audio webcast and online platform that will allow stockholders to participate. We believe the virtual annual meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location. You will be able to attend the 2024 Annual Meeting of Stockholders online, vote your shares and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/CFB2024. Be sure to have your control number available to log into the meeting.

All common stockholders of record as of the close of business on March 15, 2024, will be entitled to vote at the 2024 Annual Meeting of Stockholders.

Your vote is important. Whether or not you plan to attend the 2024 Annual Meeting of Stockholders, please read the enclosed Proxy Statement and vote as soon as possible via the Internet, by telephone, or by completing, signing, dating and returning your proxy card or voting instruction form. Voting in advance of the meeting will not prevent you from voting your shares during the meeting if you are a stockholder of record and wish to do so.

Details of the business to be conducted at the 2024 Annual Meeting of Stockholders are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

On behalf of the entire Board of Directors, thank you for your continued support of CrossFirst Bankshares, Inc.

Chairman of the Board
Very truly yours, Rodney “Rod” K. Brenneman Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2024 Annual Meeting of Stockholders of CrossFirst Bankshares, Inc. will be held virtually via live audio webcast and online platform that will allow stockholders to participate as provided in this notice of meeting. You are cordially invited to attend the Annual Meeting; however, whether or not you expect to attend, you are urged to vote in advance of the meeting. Your prompt action will aid us in reducing the expense of proxy solicitation.

Date and Time	Location
May 14, 2024	www.virtualshareholdermeeting.com/CFB2024
10:00 a.m., Central Time	Be sure to have your 16-Digit Control Number to join the meeting.

Record Date

You are entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting if you were a common stockholder of record as of the close of business on March 15, 2024 (the “Record Date”).

Items of Business		Board Recommendation
1	To elect four members of the Board of Directors as Class I directors, each for a term of three years	FOR each director nominee
2	To ratify the appointment of FORVIS, LLP as our independent registered public accounting firm for 2024	FOR
3	Any other business as may properly come before the meeting or any adjournment or postponement thereof

It is important that your shares be represented and voted at the Annual Meeting even if you plan to attend. You can submit your proxy in advance by telephone or the Internet or, if you have requested a paper copy of these materials, by marking, signing, dating and promptly mailing the proxy card or voting instruction form in the enclosed postage prepaid envelope.

Internet Go to www.proxyvote.com

Telephone Call toll free 800-690-6903 or the number specified on your proxy card or voting instruction form

Mail Follow the instructions on your proxy card or voting instruction form

All stockholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the virtual Annual Meeting. Please note that if you hold your shares in “street name” through a broker, bank or other nominee, you will need a legal proxy from your broker, bank or other nominee (the stockholder of record) to attend. If you are a beneficial owner of our shares of common stock held in “street name,” you may vote at the Annual Meeting if you obtain a proxy from your bank, broker or other nominee that holds your shares. This booklet contains our Notice of Annual Meeting and 2024 Proxy Statement (the “Proxy Statement”).

By order of the Board of Directors,

Amy C. Abrams
General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 14, 2024: A copy of our 2024 Proxy Statement and 2023 Annual Report to Stockholders, which includes audited consolidated financial statements, are available at www.proxyvote.com.

11440 TOMAHAWK CREEK PARKWAY

LEAWOOD, KANSAS 66211

PROXY STATEMENT

2024 ANNUAL MEETING OF STOCKHOLDERS

MAY 14, 2024

This Proxy Statement, the accompanying proxy card and our 2023 Annual Report to Stockholders are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CrossFirst Bankshares, Inc. (“we”, “us” or the “Company”), for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournment or postponement thereof. The meeting will be held virtually at www.virtualshareholdermeeting.com/CFB2024 on Tuesday, May 14, 2024, at 10:00 a.m. (Central Time) via live audio webcast and online platform that will allow stockholders to participate. These materials were first sent or made available to common stockholders on or about March 26, 2024.

The Company is a Kansas corporation and registered bank holding company and is the holding company for CrossFirst Bank (the “Bank”). The only voting securities of the Company with respect to the matters to be considered by stockholders at the Annual Meeting are shares of our common stock, $0.01 par value per share (the “Common Stock”), which are listed on The Nasdaq Global Select Stock Market under the ticker “CFB.”

Proxy Summary and Highlights

This summary highlights selected information about the matters to be voted on at the Annual Meeting. You should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2023 performance, please review the Company’s 2023 Annual Report to Stockholders.

Please see the “Annual Meeting Matters” and “Information About the Meeting” sections beginning on page 50 for important information about the proxy materials, voting, and the Annual Meeting.

Voting Roadmap

PROPOSAL 1 Election of Directors Our Board recommends a vote FOR each director nominee	See page 1

 Proxy Statement Page i

Director Nominees

			Committees
Name	Age (1)	Director Since	AC	CC	NOM	RC	Skills and Expertise
RONALD C. GEIST Independent	55	2012		✓	✓		Banking, Financial/Accounting/Investment, CEO/Business Head, M&A, Real Estate, Public Company, Marketing, Business Development for the Bank
KEVIN S. RAUCKMAN Independent	62	2016	•				Banking, Financial/Accounting/Investment, M&A, Risk Management, Public Company, Business Development for the Bank
GREY STOGNER Independent	63	2018				✓	Banking, CEO/Business Head, Real Estate, Public Company, Business Development for the Bank
STEVEN W. CAPLE Independent	58	2018	✓				Banking, Financial/Accounting/Investment, CEO/Business Head, Legal or Regulatory, M&A, Real Estate, Energy, Public Company, Business Development for the Bank
(1)	As of the date of the Annual Meeting

AC	Audit Committee	•	Chairperson of the Committee
CC	Compensation Committee	✓	Member of the Committee
NOM	Corporate Governance & Nominating Committee
RC	Risk Committee

All directors exhibit:	Director Snapshot (as of Annual Meeting):

• Character, Competence, Commitment, Connection	Diversity • •
• A broad and relevant spectrum of experience and expertise
• Personal and professional integrity	Age:
• Experience in positions with a high degree of responsibility	< 60 years • • • • • • • •
• Commitment to representing the interests of stockholders	60-70 years • • • • •
• Strong networks within their local markets	> 70 years •

PROPOSAL 2
Ratify the Appointment of FORVIS, LLP as the Company’s Independent Registered Public Accounting Firm for 2024	See page 42
Our Board recommends a vote FOR this Proposal

 Proxy Statement Page ii

Business Highlights

Strategic Growth

We successfully executed on our strategy during 2023, including both organic and in-organic growth initiatives. During the first quarter of 2023, we completed the system integration in connection with the acquisition of Farmers & Stockmens Bank.  We also completed the acquisition of Canyon Bancorporation, Inc. and Canyon Community Bank, N.A.  (collectively, “Canyon”) on August 1, 2023 (the “Tucson acquisition”) and the system integration in the fourth quarter of 2023.  The Tucson acquisition added liquidity and talent while deepening our Arizona franchise. In total, the acquisitions integrated during 2023 added $830 million in assets at an attractive price, and the resulting operations have met or exceed our financial projections.  We also continued our strong track record of organic growth both in our established markets as well as expanding our footprint within the dynamic Texas, Arizona and Colorado markets. In addition, we expanded several business verticals with strong contributions from our Restaurant Finance, Sponsor Finance and Small Business (“SBA”) verticals, in particular. We also continued to invest in our people and received the Don Clifton strengths-based leadership award during 2023.

Banking Industry Events

The banking industry faced significant upheaval due to the collapse of several banks in March 2023 related to failings in their liquidity management and their significant concentration in certain industries, including exposure to the technology sector and cryptocurrency.  Competition for deposits was exacerbated by a renewed focus on deposits in excess of FDIC insurance limits following the failures, in addition to increased focus on liquidity and interest rate management at all banks.  These challenges, combined with uncertainties around continued cost pressures from inflation, FDIC special assessments and potential for higher provisioning for expected credit losses all led to a highly volatile market for banks. We managed through these pressures by, among other things, expanding our liquidity availability, conducting proactive client outreach to clients to communicate the strength, stability and relationship focus of the Bank, improving liquidity in our securities portfolio, and identifying and executing strategies to realize non-interest expense savings.

2023 Business Results

Despite the headwinds experienced by the banking industry in 2023, we delivered strong financial and operational performance. Some highlights include:

●	Improved profitability as operating revenue and diluted earnings per common share increased compared to the prior year.
●	Total assets were $7.4 billion primarily made up of $6.1 billion in loans and $767 million in securities.
●	Loans grew $755 million for the year or 14%; excluding the Tucson acquisition, loans grew 12% for the year.
●	Deposits grew $840 million for the year or 15%; excluding the Tucson acquisition, deposits grew 12% for the year.
●	Non-performing assets were 0.34% of total assets at year-end; net charge-offs for the full year were 0.09% of average loans.
●	Issued $7.8 million of Series A Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), further bolstering our capital position.
●	Book value per share grew to $14.35 on December 31, 2023, compared to $12.56 in the prior year. Tangible book value per share(1) increased to $13.56 compared to $11.96 in the prior year primarily due to earnings and a decrease in the unrealized losses on our investment portfolio.
●	Built capital in a tough operating environment with total risk-based capital increasing to 11.2% and common equity Tier 1 capital increasing to 10.0% as of December 31, 2023.

 Proxy Statement Page iii

(1)Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our annual report on Form 10-K for the year ended December 31, 2023 and in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2023 Annual Report to Stockholders, for a reconciliation of this measure and other relevant information.

Corporate Governance Highlights

The Board believes strong corporate governance is critical to achieving the Company’s long-term goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies, and other stakeholders. The following are highlights of our corporate governance practices:

Best Practices:

•

The roles of Chairman of the Board and Chief Executive Officer (“CEO”) are separate.

•

All of our directors, except for our CEO, are independent.

•

The Board has a separate Risk Committee focused on oversight of enterprise-wide risk management.

•

None of our directors are over boarded.

•

We have a director retirement policy.

•

We have regular executive sessions in Board and committee meetings.

•

Only independent directors are committee members and committee chairs.

•

All of our Section 16 officers and directors are subject to an anti-hedging and anti-pledging policy.

•

We have annual Board and committee self-evaluations.

•

Our directors have a diverse mix of skills, experience and backgrounds.

•

We do not have a stockholder rights plan or poison pill.

•

We have a whistleblower hotline.

•

Our Board has oversight of political spending.

•

We have a comprehensive cybersecurity program, including monitoring, controls and recurring training.

Executive Compensation Highlights

Our Compensation Committee designed our 2023 executive compensation program to align with stockholder interests and the long-term interests of the Company, appropriately balance risk and reward, and attract and retain a talented executive team. To accomplish these goals, our executive compensation program was designed on the following principles:

Pay for Performance	Balanced Compensation Structure	Market-Competitive Pay Opportunity

Our compensation should reflect Company, business line, and individual performance.	We seek to deliver a mix of fixed and variable compensation that is aligned with stockholder interests and the long-term interests of the Company and that appropriately balances risk and reward.	Our compensation should be competitive relative to our peers in order to attract, motivate and retain a talented executive team.

(At Risk)

Element	Base Salary	Time-based Restricted Stock Units (“RSU”)	Annual Incentive	Performance-based Restricted Stock Units (“PSU”)

Highlights	Fixed compensation based on scope of responsibility, impact on the organization, expertise, experience, and individual performance	Award of RSUs that vest ratably over three years	Annual cash bonus opportunity based on adjusted Pre-Tax, Pre-Provision Contribution Margin	Annual award of PSUs that vest based on achievement of 3- year performance goals

 Proxy Statement Page iv

Highlights of our compensation program include:

	What We Do	What We Do Not Do
•	We utilize contractual stock ownership guidelines that require the retention of equity awards made to our executives and non-employee directors.	•	Our Section 16 officers and directors are prohibited from entering into hedging transactions or holding Company stock in a margin account or otherwise pledging Company stock as collateral.
•	Our performance-based compensation (both cash and equity) awarded to our named executive officers (“NEOs”) during 2023 is subject to clawback.	•	We do not pay excise tax gross ups on severance payments.
•	We have a balanced change in control severance policy that has a double trigger.	•	We do not have excessive perquisites.
•	Our Compensation Committee engages an independent compensation consultant, which utilizes a peer group for evaluating Company pay practices.	•	We do not have executive pension benefits.
•	A significant portion of NEO compensation is equity-based, with half of equity awards being performance-based and all equity awards being denominated and settled in shares.
•	We utilize multiple performance metrics in our performance-based compensation to mitigate risk and create alignment with stockholder long-term interests.
•	We regularly evaluate risk performance in incentive compensation design and decisions for our NEOs.

 Proxy Statement Page v

Board and Governance Matters

Board and Governance Matters

PROPOSAL 1 – Election of Directors

The Board of Directors recommends that you vote “FOR” the election of each Class I director nominee. Proxies solicited by our Board will be voted “FOR” the election of each Class I director nominee unless otherwise instructed.

The Board believes strong corporate governance is critical to achieving the Company’s long-term goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies, and other stakeholders. The Board oversees the Company’s business and directs its management. The non-employee directors of the Board are not involved in day-to-day operations. Instead, the Board meets periodically with management to review the Company’s operating plans, multi-year strategic plan, risks, and business strategies. Directors also consult with management about the Company’s performance outside of formal meetings, which include opportunities for directors to have in-depth conversations with management about particular areas of the business.

Our Board is currently comprised of 14 directors and is divided into three classes having three-year terms that expire in successive years. As previously disclosed, the Board intends to decrease its size to 13 directors (decreasing the size of Class I from five to four) immediately prior to the 2024 Annual Meeting upon the retirement of George E. Hansen III at the expiration of his current term. Four candidates have been nominated for election as Class I directors at the 2024 Annual Meeting. If elected each such director will serve for a term of three years (expiring in 2027) and will hold office until his successor has been duly elected and qualified or the director’s earlier resignation, death or removal.

The Board believes that an effective board consists of a diverse group of individuals who bring a variety of complementary skills and experiences. The Corporate Governance and Nominating Committee (the “Nominating Committee”) and the Board consider the skills and experiences of the directors in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business. Our directors have a diversity of experience. They collectively have substantive knowledge and skills applicable to our business, including in the areas of accounting and financial reporting, finance, risk management, public company operations, business development, technology and cybersecurity, marketing, operations, strategic planning, management development and succession, compensation, corporate governance, and banking. The Nominating Committee regularly reviews the composition of the Board and its assessment of the Board’s performance in light of our evolving business requirements to maintain a Board with the appropriate mix of skills and experiences needed for the broad set of challenges that the Company confronts.

Our Corporate Governance Guidelines provide that any director who has reached age 75 at or before the time of his or her election by the stockholders will not be eligible for election and will not be nominated by the Board, unless the Board determines that the value of such director’s contribution makes it advisable that he or she continue to serve as a director.

Upon recommendation of the Nominating Committee, the Board has nominated Ronald C. Geist, Kevin S. Rauckman, Grey Stogner and Steven W. Caple for re-election as Class I directors.  Each nominee is a current director of the Company, and each such nominee has indicated that they will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our Bylaws.

 Proxy Statement Page 1

Board and Governance Matters

Biographical information about each of the nominees and continuing directors follows. A discussion of the qualifications, attributes and skills of each nominee that led the Board and the Nominating Committee to the conclusion that they should continue to serve as a director also follows. If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting on the election of directors, your shares will be voted “FOR” the re-election of Messrs. Geist, Rauckman, Stogner and Caple. If you are a beneficial owner holding your shares in “street name” and you do not give voting instructions to your broker, bank or other nominee, that organization will leave your shares unvoted on this matter.

Information Regarding the Board and Director Nominees

Background and Qualifications

The names of the proposed director nominees and our continuing directors, their respective ages and other biographical information as of March 26, 2024 (unless otherwise noted), are set forth in the following sections.

			Term	Director	Comp.	Nominating	Audit	Risk
Nominee	Age(1)	Independent	Expires	Since	Committee	Committee	Committee	Committee
Steven W. Caple	58	Yes	2024	2018			✓
Ronald C. Geist	55	Yes	2024	2018	✓	✓
Kevin S. Rauckman	62	Yes	2024	2016			CHAIR
Grey Stogner	63	Yes	2024	2018				✓
Continuing Directors	Class II directors’ terms expire in 2025 and Class III directors’ terms expire in 2026
Rodney K. Brenneman	59	Yes	2026	2012	CHAIR	✓
George C. Bruce	69	Yes	2026	2009		✓
Jennifer M. Grigsby	55	Yes	2026	2013			✓
Lance A. Humphreys	55	Yes	2025	2018	✓	CHAIR
Mason D. King	48	Yes	2026	2018				✓
James W. Kuykendall	59	Yes	2026	2018	✓
Michael J. Maddox	54	No	2025	2009
Michael K. Robinson	70	Yes	2025	2018				CHAIR
Stephen K. Swinson	66	Yes	2025	2013			✓
(1)	As of the date of the Annual Meeting.

 Proxy Statement Page 2

Board and Governance Matters

Nominee Biographical Information

Steven W. Caple

Mr. Caple has held the position of President of Unity Hunt, Inc. (“UHI”), the company through which the family of Lamar Hunt oversees its holdings, since January 2011. Additionally, Mr. Caple serves in various roles for many of the Hunt family’s trusts and portfolio companies. Mr. Caple is also the co-owner of TRL Management, LLC, Farmersville Holdings, LLC and Hickory Creek Real Estate, LLC. Prior to joining UHI, Mr. Caple served as President of VFT Capital, LP (“VFT”). Before VFT, Mr. Caple served as President of Novo Networks, Inc., and he previously held legal or management positions with GTE Corporation (now Verizon Communications, Inc., NYSE: VZ), Chancellor Media Corporation (now iHeart Media Inc., Nasdaq: IHRT), and Marcus Cable, LP (now Charter Communications, Inc., Nasdaq:  CHTR). Mr. Caple also practiced law with the firm of Patton, Haltom, Roberts, McWilliams & Greer, LLP. Mr. Caple received his bachelor’s degree from the University of Texas at Dallas and a law degree, with honors, from the University of Arkansas, where he served as the Managing Editor of the Arkansas Law Review. Mr. Caple currently serves as Chairman of Hunt Midwest Enterprises, Inc. and Hunt Southwest Real Estate Development, LLC, and he is presently serving on the Board of Directors or Managers, respectively, for each of UHI, Hunt Sports, LLC, Placid Holding Company, Inc., and Trinity Hunt Management GP, LLC. Mr. Caple has also been involved with several industry associations and non-profit organizations, including service on the Board of Directors of the Texas Alternative Investments Association, the Host Committee of the Great Investors’ Best Ideas Foundation Investment Symposium, the Board of Directors of the National Archives Foundation, the Law Committee of Campaign Arkansas, and the Centennial Committee of the University of Arkansas School of Law.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Skills and Experience,” Mr. Caple was selected to serve on our Board of Directors because of his professional background and significant management experience across many industries, his CrossFirst board experience, his board attendance and participation, and his extensive understanding of corporate financial statements.

Ronald C. Geist

Mr. Geist has served since June 2014 as President of RAGE Administrative and Marketing Services (“RAMS”), a large franchisee of restaurants. Prior to being appointed President, Mr. Geist served as Real Estate Director at RAMS. Additionally, Mr. Geist has served as Managing Partner of Starwood Investments, L.P. (“Starwood”) since February 2012. Starwood has holdings in securities, real estate, and other investments. Prior to joining RAMS and Starwood, Mr. Geist served as President of Blue Ribbon Technologies, a provider of document imaging and storage, as well as customizable web design. Before joining Blue Ribbon, Mr. Geist was Managing Partner and owner of Zland of Denver, a company that provides integrated web-based applications for the marketing, commerce and operations of business. Mr. Geist has also held various positions for Beauty First, a provider of hair care services and products throughout its chain of stores. Mr. Geist is a partner in Flint Oak Ranch, which is a private hunting resort. Mr. Geist received his B.S. degree from the University of Kansas. He has served on the board of CrossFirst Bank since 2013.

 Proxy Statement Page 3

Board and Governance Matters

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Skills and Experience,” Mr. Geist was selected to serve on our Board of Directors because of his professional business background and significant experience in restaurant franchising, his corporate governance, leadership, operational and strategic planning skills, his CrossFirst board experience, and his board attendance and participation.

Kevin S. Rauckman

Mr. Rauckman is the owner of, and financial consultant for, Rauckman Advisors, LLC, where he has worked since November 2017. Mr. Rauckman was previously a financial advisor for MoBank (formerly Bank of Kansas City), a subsidiary of BOK Financial Corporation, from February 2015 through May 2016. Prior to joining Bank of Kansas City, Mr. Rauckman served as the Chief Financial Officer and Treasurer of Garmin Ltd. from January 1999 until December 2014. He was named CFO of the Year by the Kansas City Business Journal in 2008. Mr. Rauckman received a B.S. in Business Administration and an MBA degree in Finance from the University of Kansas. Mr. Rauckman serves as a board member and the audit committee chairman of JE Dunn Construction Group; a board member and the nomination/governance committee chairman of MGP Ingredients, Inc. (Nasdaq: MGPI); and a member of the board of CrossFirst Bank since 2018.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance  – Skills and Experience,” Mr. Rauckman was selected to serve on our Board of Directors because of his public company experience, his significant financial and investment experience, his corporate governance, leadership, operational and strategic planning skills, his CrossFirst board experience, his board attendance and participation, and his extensive understanding of risk management and corporate financial statements.

Grey Stogner

Mr. Stogner is the President and Owner of Crestview Real Estate, LLC (“Crestview”), which is a full-service commercial real estate company based in Dallas, Texas. Crestview specializes in the development, leasing, property management, and asset management of commercial real estate. Mr. Stogner is also a principal in The Cogent Group, LLC, which is an investment company that specializes in net leased investments. Mr. Stogner has served as President of Crestview and as a principal in The Cogent Group, LLC since April 2008. During his career, which has spanned over 35 years in commercial real estate, he has been involved in the development of over seven million square feet of commercial space primarily in the retail shopping center sector. This has included food-anchored retail centers, specialty centers and single tenant assets. Mr. Stogner graduated from Baylor University with a B.B.A. in Management, Marketing, and Real Estate and was a football letterman.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Skills and Experience,” Mr. Stogner was selected to serve on our Board of Directors because of his management and general business experience, his significant knowledge and experience in commercial real estate investing, his CrossFirst board experience, and his board attendance and participation.

The Board recommends a vote FOR the election of
Steven W. Caple, Ronald C. Geist, Kevin S. Rauckman and Grey Stogner.

 Proxy Statement Page 4

Board and Governance Matters

Continuing Director Biographical Information

Rodney K. Brenneman, Chairman of the Board

Since August 2014, Mr. Brenneman has been a board member, independent business consultant and advisor. From 2011 until August 2014, Mr. Brenneman served as the President and Chief Executive Officer of Butterball LLC, the largest integrated turkey processing company in the United States and a joint venture of Seaboard Corporation and Maxwell Foods, LLC. Prior to serving as President and Chief Executive Officer of Butterball, LLC, Mr. Brenneman served in various financial and management capacities at Seaboard Corporation (NYSE: SEB), a global agribusiness and transportation company, from 1989 until 2011. Mr. Brenneman served as President and Chief Executive Officer of Seaboard Foods from 2001 until 2011, as Senior Vice- President and Chief Financial Officer of Seaboard Foods from 1999 to 2001, as Senior Vice President, Live Production for Seaboard Foods from 1996 until 1999 and Vice President – Finance and Administration of Seaboard Foods from 1994 to 1996. Prior to joining Seaboard, Mr. Brenneman was an accountant for several years with Arthur Andersen. Mr. Brenneman is a CPA and graduated from Wichita State University. Mr. Brenneman has served on several boards, both for-profit and not-for-profit, and is involved in private equity. Mr. Brenneman previously served on the board of CrossFirst Bank from 2009 until 2012. Currently, he serves on the boards of directors of Clemens Family Corporation, McKee Foods, Great Lakes Cheese Co., Inc., P&P Optica Inc., Lifesong for Orphans, Inc. and Made to Flourish, Inc.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Skills and Experience,” Mr. Brenneman was selected to serve on our Board of Directors because of his professional background and experience in senior executive leadership positions, CrossFirst board experience, board attendance and participation, his extensive understanding of strategic planning, tactical business decision-making, risk management and corporate financial statements.

George C. Bruce

Mr. Bruce has served as the CEO of Aladdin Petroleum Corporation, an oil and gas exploration and production company since 1993. Mr. Bruce has also served as general counsel for Aladdin Middle-East, Ltd., a private petroleum exploration, production and drilling company, primarily active in the Republic of Turkey since 1980 and serves as its Vice Chairman and Executive Vice President. In his legal career, Mr. Bruce was a law partner of Hall, Pike & Bruce from 1980-1988 and Martin, Pringle, Oliver, Wallace & Bauer, LLP from 1988 until his retirement in January 2022, where he was a former managing partner and senior commercial attorney. Mr. Bruce served as corporate counsel for Union Bankshares, Inc., the holding company for Union National Bank of Wichita, for 10 years from 1985 through its acquisition by Commerce Bank in 1995. Mr. Bruce also provided legal advice to numerous banks in the areas of commercial and regulatory activities, obtaining de novo charters, and mergers and acquisitions. Mr. Bruce received a B.A. degree in History from the University of Kansas and his law degree from Washburn University School of Law. He has served on the boards of directors of the Bank since 2021, Aladdin Petroleum Corporation since 1993, Aladdin Middle-East, Ltd. since 1990, and Heartland Community Church since 1993.  He is a former member of the board of directors of Trinity Academy of Wichita.

 Proxy Statement Page 5

Board and Governance Matters

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Skills and Experience,” Mr. Bruce was selected to serve on our Board of Directors because of his significant legal, banking and business experience, particularly in the energy sector.

Jennifer M. Grigsby

Ms. Grigsby has over 30 years of senior management experience in accounting, treasury, risk management, corporate governance, and corporate finance, primarily in the oil and gas exploration and production industry. Most recently, Ms. Grigsby served as Secretary of Economic Administration for the State of Oklahoma from March 2021 through November 2022. In this role, Ms. Grigsby oversaw more than 20 state agencies including the Oklahoma Employment Security Commission, the Office of the State Treasurer, the Oklahoma Tax Commission, the Lottery Commission and the State’s Pension and Retirement Systems. Prior to this role, Ms. Grigsby served as Executive Vice President and Chief Financial Officer of Ascent Resources, LLC (‘Ascent”), an oil and gas exploration and production company located in Oklahoma City, Oklahoma, from July 2015 until May 2020. On February 6, 2018, three affiliated entities of Ascent, Ascent Resources Marcellus Holdings, LLC, Ascent Resources – Marcellus, LLC, and Ascent Resources Marcellus Minerals, LLC (collectively, the "Marcellus Affiliates"), filed a joint plan of reorganization pursuant to chapter 11 of the United States Bankruptcy Code (such plan, as amended, the "Reorganization Plan"). Ms. Grigsby was Executive Vice President and Chief Financial Officer of each of the Marcellus Affiliates at the time of the filing, On March 30, 2018, the Reorganization Plan was confirmed by the United States Bankruptcy Court for the District of Delaware and on May 8, 2018, the chapter 11 bankruptcy cases of the Marcellus Affiliates were closed. Prior to Ascent, Ms. Grigsby served as Chief Financial Officer of American Energy –Woodford, LLC and Chief Executive Officer and Chief Financial Officer of American Energy Minerals, LLC from February 2015 to July 2015. Prior to her roles at American Energy, Ms. Grigsby spent almost 19 years with Chesapeake Energy Corporation (NYSE: CHK) and served in various executive roles, including Senior Vice President, Treasurer and Corporate Secretary, and Senior Vice President – Corporate and Strategic Planning. Ms. Grigsby is also a principal and co-founder of Amethyst Investments, LLC, a passive financial investment company in Oklahoma City, Oklahoma. Ms. Grigsby currently serves on the board of directors of Silverbow Resources, Inc. (NYSE: SBOW); on the board of directors, health, safety and environment committee and audit committee of Superior Plus Corp. (TSX: SBP); and on the board of directors and investment committee of CompSource Mutual Insurance Company. Ms. Grigsby is a Certified Public Accountant and Chartered Global Management Accountant and is a member of the Oklahoma Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Ms. Grigsby is also National Association of Corporate Directors (NACD) Directorship CertifiedTM.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Skills and Experience,” Mrs. Grigsby was selected to serve on our Board of Directors because of her significant financial and general business experience, particularly in the energy sector.

 Proxy Statement Page 6

Board and Governance Matters

Lance A. Humphreys

Mr. Humphreys has served as Manager and Lead Investor of 410 Investments, LLC (“410”) since May 2007. 410 is focused on commercial real estate and private equity. He also serves as a Managing Partner of 640 Legacy Partners, LLC, which owns and manages commercial real estate and other alternative assets. Mr. Humphreys previously served as Manager of Covenant Hospitality, LLC from February 2011 through May 2016. Mr. Humphreys graduated from the University of Oklahoma, where he studied Marketing. Mr. Humphreys also studied at Denver Seminary and spent eight years as the senior leader of Bridgeway Church in Oklahoma City. Mr. Humphreys served on the board of CrossFirst Bank from 2012 until 2018. He is a current board member for 640 Legacy Partners, LLC, Martin Bionics Kize, and Humphreys Real Estate Income Fund.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Skills and Experience,” Mr. Humphreys was selected to serve on our Board of Directors because of his significant management and general business experience.

Mason D. King

Mr. King is a principal at Luther King Capital Management (“LKCM”), an investment management company. He joined the firm in 2004 and serves as Director of Public Equity Investment Strategies and as a portfolio manager. Prior to joining LKCM, Mr. King was an equity analyst at Hester Capital Management and a private equity investment analyst at Pacesetter Capital Group and Crates Thompson Capital. Mr. King graduated with a Bachelor of Arts in English Literature from Princeton University and a Master of Business Administration from the University of Texas at Austin. He also completed the TCU Ranch Management Program. Mr. King holds board positions with St. Mark’s School of Texas, Caesar Kleberg Wildlife Research Institute, Texas and Southwestern Cattle Raisers Foundation, LKCM Center for Financial Studies at TCU and the University of Texas MBA Investment Fund. He has served on the board of CrossFirst Bank since 2018.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Skills and Experience,” Mr. King was selected to serve on our Board of Directors because of his significant banking, financial and investment experience.

James W. Kuykendall

Mr. Kuykendall owns and is President of Equipment World, Inc., a construction equipment dealership located in Tulsa, Oklahoma. The business sells equipment across the country and serves a regional area providing rentals, parts and services. Mr. Kuykendall joined the company in 1987 upon his graduation from Oklahoma State University and has spent over 35 years working to build the business. Mr. Kuykendall is involved in various industry associations and serves on the board of the Association of Oklahoma General Contractors. He has served on the board of CrossFirst Bank since 2017.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Skills and Experience,” Mr. Kuykendall was selected to serve on our Board of Directors because of his significant business experience.

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Board and Governance Matters

Michael J. Maddox

Mr. Maddox has served as President and CEO of the Company since June 1, 2020, and CEO of the Bank since November 28, 2008. He also served as President of the Bank from November 28, 2008 until July 1, 2022 when the roles of CEO and President of the Bank were split. Prior to joining the Bank, he was a Regional President for Intrust Bank. In this role, he managed Intrust Bank’s operations in Northeast Kansas. Mr. Maddox has over 20 years of banking experience. Mr. Maddox attended the University of Kansas from which he received a business degree and a law degree. While at KU, Mr. Maddox was a four-year basketball letterman and a member of the KU team that won the National Championship in 1988. Mr Maddox completed the Graduate School of Banking at the University of Wisconsin – Madison in 2003.  Mr. Maddox is a member of the Economic Development Board of Johnson County, Kansas and serves on the Kansas City Civic Council. He has served on the board of CrossFirst Bank since 2008 and currently serves as Chairman of the Board of CrossFirst Bank. Mr. Maddox’s employment agreement grants him the right to be appointed as a director of the Company and the Bank.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Skills and Experience,” Mr. Maddox was selected to serve on our Board of Directors because of his appointment as President and CEO of the Company and his significant banking leadership experience.

Michael K. Robinson

Mr. Robinson has over 34 years of leadership experience in telecom infrastructure operations and engineering, technology innovation, corporate security and fraud detection, banking and business risk management. Since March 2006, Mr. Robinson has owned and served as President and CEO of Leadergy Catalyst LLC, a senior leadership and consulting company specializing in emerging technologies, business process development, risk management, and operational scalability. Mr. Robinson has also served in a variety of other senior leadership positions, including Chief Operating Officer of CommLink Technology, President and Chief Operating Officer of Motricity Corp., Division President at TNS, and Senior Vice President, Product Development for Sprint Corporation. He has served on the board of CrossFirst Bank since its inception in 2007.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Skills and Experience,” Mr. Robinson was selected to serve on our Board of Directors because of his significant technology expertise, software development and implementation, cybersecurity management, risk management and general business experience.

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Board and Governance Matters

Stephen K. Swinson

Mr. Swinson was the CEO of CenTrio Energy, North America’s leading pure-play district energy platform from 2021 until his retirement in October 2023. He led the company’s growth in current and new markets and its transformation to a sustainable energy-centered district energy platform that empowers customers to pursue carbon-reducing district energy operations across North America. Previously, he held the position of President and CEO of Thermal Energy Corporation (TECO), which owns and operates the district energy system supplying thermal utilities to the Texas Medical Center campus, from 2005 to 2021. The company was named International District Energy Association’s 2019 System of the Year under his leadership. Prior to his affiliation with TECO, Mr. Swinson served as president of Cleveland Brothers Construction Company, LLC, a commercial and residential contractor and developer in the Southeast United States.  He also served as the chief financial officer for Cleveland Brothers Inc., the parent company for several businesses that included development, real estate, construction, manufacturing, a golf course and a restaurant.  Prior to his affiliation with Cleveland Brothers, Mr. Swinson was a Principal for Index Capital, the investment banking division of Index Powered Financial Services, LLC, specializing in the valuation and negotiation for divestiture or acquisition of small- to mid-cap companies.  Mr. Swinson served on the Board of Directors of Torotel, Inc. (formerly OTCPK: TTLO) from 2003 until 2020.  He is a member of the Alabama Engineering Hall of Fame (2022), the TMC Advisory Board of directors and the TMC Venture Fund Advisory Board of Directors. He has also been a member of the International District Energy Association (IDEA) since 1983 and is the recipient of the Norman R. Taylor Person of the Year Award (2015). He holds a bachelor’s degree in mechanical engineering from Auburn University and a master’s degree in business administration from the Kellogg Graduate School of Management at Northwestern University. He is a licensed professional engineer and is a frequent presenter and publisher on emerging issues in the energy field.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Skills and Experience,” Mr. Swinson was selected to serve on our Board because of his significant senior management and general business experience, particularly in energy and construction, and his past experience in middle market investment banking.

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Corporate Governance

Corporate Governance

Director Nominations, Skills and Qualifications

Nomination of Directors

The Nominating Committee is responsible for identifying, evaluating, and recommending candidates to the Board. The Nominating Committee may consider director candidates from a wide range of sources, including referrals from stockholders, officers, and directors. The Board is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur. The Nominating Committee will continue to evaluate the composition of the Board, including the mix of skills and experiences of existing directors, as well as the potential benefits from new and different perspectives and skill sets.

Our director nomination process is designed to consider diversity among the many factors that the Board considers in evaluating prospective nominees. Diversity, as considered by the Nominating Committee, can encompass many attributes, from business experience to substantive expertise, education, background, gender, race and ethnicity. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment and commitment to our success. We have disclosed the self-identified race, ethnicity, gender and LGBTQ+ status of those of our directors and director nominees who have consented to such disclosure in this Proxy Statement under “Board Diversity.” As of December 31, 2023, 7% of our directors and 57% of our executive leadership team self-identifies as female. We continue to look for ways to diversify and broaden our talent pool. We will also continue to evaluate opportunities to provide more transparency regarding our race/ethnicity data to increase awareness, accountability, and more diversity in our leadership.

Stockholder Recommendations for Director Candidates

Fulfilling its responsibility to identify, evaluate, and recommend director candidates, the Nominating Committee accepts stockholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. The Nominating Committee determines the need for additional or replacement Board members, then identifies and evaluates the director candidate under the Director Qualifications described below based on the information the Nominating Committee receives with the recommendation or which it otherwise possesses, which may be supplemented by certain inquiries. If the Nominating Committee determines, in consultation with other directors, that a more comprehensive evaluation is warranted, the Nominating Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Nominating Committee will then evaluate the director candidate further, again using the qualification criteria described herein. The Nominating Committee receives input on such director candidates from other directors and recommends director candidates to the full Board for nomination. The Nominating Committee may engage a third party to assist in identifying director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Nominating Committee engages a third party, the Company pays for these services.

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Corporate Governance

Stockholders who wish to recommend a candidate for the Nominating Committee’s consideration must submit the recommendation in writing to CrossFirst Bankshares, Inc., 11440 Tomahawk Creek Parkway, Leawood, Kansas, 66211, Attn: General Counsel and Corporate Secretary. The written notice must demonstrate that it is being submitted by a stockholder of record of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications, and other relevant biographical information. In addition, the stockholder must confirm the candidate’s consent to serve as a director. Stockholders may make recommendations at any time and any nominations by stockholders will be evaluated in the same way as nominees identified by the Nominating Committee.

In addition, stockholders may nominate director candidates by complying with the advance notice bylaw provisions discussed at the end of this Proxy Statement under “General Information – Stockholder Proposals or Nominations Not Submitted Pursuant to Rule 14a-8.”

Director Qualifications

Our Corporate Governance Guidelines describe the minimum qualifications for our directors. The Board seeks members who combine a broad and relevant spectrum of experience and expertise with a reputation for integrity. The Board looks for directors who can best perpetuate the Company’s success and represent stockholder interests through the exercise of sound judgment, using their diversity of experience. Directors should be selected based upon their potential contributions to the Board and management and their ability to represent the interests of stockholders. Also, the Board will consider the diversity of a candidate’s perspectives, background, and other demographics. When considering potential director candidates, the Board also considers: (i) whether the individual meets various independence requirements; (ii) the individual’s understanding of banking, the varied disciplines relevant to the success of a publicly traded company in the current business environment and the Company’s business and markets; (iii) the professional expertise, business and financial experience and educational background of the individual; (iv) the individual’s understanding of, and commitment to, high standards of regulatory compliance; (v) the personal and professional integrity of the individual; and (vi) other factors that promote diversity of views and experience, including self-identified racial, ethnic and gender diversity. The Nominating Committee is committed to identifying potential candidates to increase gender and/or demographic diversity on the Board.

Generally, no director is permitted to serve on more than four public company boards (including the Company’s Board). Management directors may only serve on one other public company board. Our Chairman of the Board may serve on no more than two other public company boards (this is limited to one other board if they are serving as lead director or chairman of another public company board).

Director Retirement Policy

The Corporate Governance Guidelines include a retirement policy for directors. In general, under this policy, any director who has reached the age of 75 at or before the time for his or her election by stockholders or appointment to the Board will not be eligible for election or designation to the Board, and the Board will not nominate for election or designate any such person as a director; provided, that, the Board may waive the application of this policy if the Board determines that the value of a particular director’s contribution makes it advisable to do so.

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Corporate Governance

The Corporate Governance Guidelines also include a policy regarding a change of director’s circumstances. In general, under this policy, any director who retires, or makes a significant change to his or her principal employment or experiences a significant change in his or her personal circumstances that may reasonably have an adverse effect on the director’s service on the Board, including his or her independence or the Company’s business or reputation, must offer his or her resignation to the Board. The Nominating Committee then will review the appropriateness of that director’s continued service on the Board considering the new circumstances and will make a recommendation to the Board as to whether the resignation should be accepted.

Board Diversity

We continue to assess our overall board composition and build a diverse board to increase diversity of thought and to align board capability with our strategic focus. The following diversity statistics regarding our Board are reported in the standardized disclosure matrix required under applicable Nasdaq rules.

Board Diversity Matrix (As of March 26, 2024)
Total Number of Directors	14
	Female	Male	Non-Binary	Did Not Disclose
				Gender
Part I: Gender Identity
Directors	1	13
Part II: Demographic Background
African American or Black
Alaskan Native or Native American		1
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	12
Two or More Races or Ethnicities
LGBTQ+			—
Did Not Disclose Demographic Background			—

The Company’s Board Diversity Matrix for 2023 is publicly available in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) for the 2023 Annual Meeting of Stockholders.

Skills and Experience

The Nominating Committee works with the full Board to regularly evaluate Board composition to assess the skills and capabilities that are relevant to the Board’s work and the Company’s strategy and the number of directors needed to fulfill the Board’s responsibilities under our Corporate Governance Guidelines and Committee charters. The table below summarizes the key qualifications, skills, and attributes that each director and nominee bring to the Board. Each director and nominee possesses numerous other skills and competencies not identified below. A mark indicates a specific area of focus or expertise which the Board considers the person to contribute significantly to the overall Board skill set. A director or nominee may possess a qualification or skill even if a mark is absent from the table. Director and nominee biographies above under “Information Regarding the Board and Director Nominees” describe each person’s background and relevant experience in more detail.

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Corporate Governance

	Brenneman	Bruce	Caple	Geist	Grigsby	Hansen	Humphreys	King	Kuykendall	Maddox	Rauckman	Robinson	Stogner	Swinson
Independence	X	X	X	X	X	X	X	X	X		X	X	X	X
Knowledge, Skills and Experience
Banking	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Financial/ Accounting/ Investment	X		X	X	X		X	X		X	X			X
CEO / Business Head	X	X	X	X	X	X	X	X	X	X		X	X	X
Legal or Regulatory		X	X							X
M&A	X	X	X	X	X	X		X		X	X	X		X
Real Estate	X	X	X	X			X		X	X			X	X
Energy		X	X		X			X		X				X
Risk Management	X	X			X			X		X	X	X		X
IT/ Cybersecurity												X
Public Company	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Marketing				X		X	X			X
Demographics
Race/Ethnicity
Alaskan Native or Native American														X
White/ Caucasian	X	X	X	X	X	X	X	X	X	X	X	X	X
Gender
Female					X
Male	X	X	X	X		X	X	X	X	X	X	X	X	X

Director Independence

As required under Nasdaq Stock Market, LLC (“Nasdaq”) rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Corporate Governance Guidelines, which are available on our website (investors.crossfirstbankshares.com), mirror this requirement. Our committee charters also require that each of the Audit Committee, Compensation Committee, Nominating Committee and Risk Committee be comprised of independent directors.

The Board reviewed the independence of all of our directors who served at any time since January 1, 2023. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family and members of the Company’s senior management or the Company’s independent registered public accounting firm. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that each of Messrs. Brenneman, Bruce, Caple, Geist, Hansen, Humphreys, King, Kuykendall, Rauckman, Robinson, Stogner, and Swinson and Ms. Grigsby are independent under applicable Nasdaq and SEC rules.

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Corporate Governance

In determining that each of the directors other than Mr. Maddox is independent, the Board considered, among other things, certain relationships that were not prohibited under Nasdaq rules. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, leased office space to Mr. Brenneman in a Company-owned office building; sold products and services to some of our directors and their immediate family members as described below under “Certain Transactions”; and purchased services from a law firm at which Mr. Hansen’s son-in-law was a partner during 2023. In each case, the Board concluded that the transactions were either insignificant, in the ordinary course of business or the involved directors did not have a direct or indirect material interest in the transactions referred to above.

Board and Committee Structure and Operations

Board and Committee Meetings

Our Board held nine meetings during 2023. Each director attended at least 75% of the total number of meetings of the Board and the committees on which such director served that were held while the director was a member of such committee. Our Board has established the following standing committees: Audit Committee, Compensation Committee, Corporate Governance & Nominating Committee and Risk Committee. The current membership and function of each committee and the number of meetings held by each committee during 2023 is described below.

AUDIT COMMITTEE	Current Members
Kevin S. Rauckman (Chair)
8 Meetings in 2023	Steven W. Caple
Jennifer M. Grigsby
Primary Responsibilities:	Stephen K. Swinson
●	Oversee our accounting and financial reporting processes, internal controls and audits of our financial statements, our risk management relating to our accounting and financial reporting process, and the qualifications and independence of our independent registered public accounting firm
●	Oversee the internal audit function, including the performance of our internal audits
●	Sole authority and responsibility to select, determine compensation for, evaluate the performance of, and, if appropriate, replace our independent registered public accounting firm
●	Review and approve the scope and expense of audit and permitted non-audit services provided by our independent registered public accounting firm
●	Establish procedures for the receipt, retention and treatment of complaints relating to accounting, internal controls or auditing matters and the anonymous submission of concerns regarding questionable accounting or auditing matters
●	Administer and oversee enforcement of the Company’s Code of Business Conduct and Ethics
●	Review and oversee related person transactions

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Corporate Governance

COMPENSATION COMMITTEE	Current Members
Rodney K. Brenneman (Chair)
5 Meetings in 2023	Ronald C. Geist
James W. Kuykendall
Primary Responsibilities:	Lance A. Humphreys
●	With input from the Company’s CEO and chief human resources officer (“CHRO”), develop, review periodically and approve the Company's compensation philosophy, policies, plans and programs relating to the compensation of the Company's Section 16 officers (within the meaning of SEC Rule 16a-1(f), which includes executive officers as defined by the rules of Nasdaq) (“Section 16 officers”) and employees generally
●	Determine the structure and objectives of each element of executive officer compensation
●	Review and approve the base salaries, incentive award opportunity levels, and all other components of compensation for Section 16 officers
●	Set incentive compensation goals
●	Approve awards under equity and incentive compensation programs, and exercise administrative authority under our benefit plans
●	Oversee the Company’s human capital management strategy, including with respect to employee recruiting and retention, motivating and rewarding employees, employee health and safety, employee training and development, workplace environment and culture, and diversity, equity and inclusion
●	Review, evaluate the performance of, and, based on this evaluation, approve the compensation of the Chief Executive Officer
●	Recommend to the Board the structure of non-employee director compensation
●	Assist the Board in overseeing compensation risk, including determinations regarding the risk of employee compensation practices and policies
●	Approve certain compensation disclosures
●	Retain independent compensation consultants, legal counsel and other advisors
●	Adopt, terminate, administer and enforce the CrossFirst Bankshares, Inc. Incentive Compensation Clawback Policy (the “Clawback Policy”), including interpreting the terms thereof, designating additional persons to be subject to the Clawback Policy and recouping or causing to be forfeited certain incentive compensation from Covered Executives (as defined in the Clawback Policy)

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Corporate Governance

CORPORATE GOVERNANCE & NOMINATING COMMITTEE	Current Members
Lance A. Humphreys (Chair)
5 Meetings in 2023	George C. Bruce
Rodney K. Brenneman
Primary Responsibilities:	Ronald C. Geist
●	Identify and recommend candidates for election to our Board and each Board committee
●	Consider matters of corporate governance and make recommendations or take action relating to such matters
●	Oversee the Board’s annual self-evaluation process
●	Oversee succession planning for senior executives
●	Oversee the Company’s practices and reporting with respect to environmental, social and governance matters that are of significance to the Company and its stakeholders
●	Oversee the Company’s strategy, policies and practices relating to the Company’s response to current and emerging political, corporate citizenship and public policy issues that may affect the business operations, performance or public image of the Company

RISK COMMITTEE	Current Members
Michael K. Robinson (Chair)
4 Meetings in 2023	George E. Hansen III
Mason D. King
Primary Responsibilities:	Grey Stogner
●	Oversee the enterprise-wide risk management framework, profile and policies
●	Make recommendations to the Board on risk management policies and the Company’s risk appetite and tolerance
●	Oversee risk management governance and policies and perform other functions pursuant to the state and federal banking regulations
●	Oversee various risk domains including credit, interest rate, cybersecurity, price, liquidity, operational, compliance, strategic, reputational and other risks

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Corporate Governance

Committee Matters

Our Board has adopted a written charter for each of the Audit, Compensation, Nominating, and Risk Committees setting forth the roles and responsibilities of each committee. The committee charters are available on the investor relations page of our internet site (investors.crossfirstbankshares.com).

All members of the Audit, Compensation, Nominating, and Risk Committees satisfy the standards of independence applicable to members of such committees under applicable Nasdaq rules. In addition, the Board has determined that the composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are in accordance with applicable Nasdaq and SEC rules for audit committees. All Audit Committee members possess the required level of financial literacy, and at least two members of the Audit Committee meet the current standard of requisite banking or financial management expertise required under applicable FDIC rules. The Board has determined that Mr. Rauckman and Ms. Grigsby are “audit committee financial experts” as such term is defined in Item 407(d) of Regulation S-K.

Board Leadership Structure

The Company’s Bylaws, as well as our Corporate Governance Guidelines, provide that the roles of Chairman of the Board and the CEO may be, but need not be, held by the same person. The Board of Directors has separated the roles of Chairman of the Board and CEO in recognition of the differences between the two roles and to eliminate any inherent conflict of interest that may arise when the roles are combined. The CEO is responsible for setting our strategic direction and day-to-day leadership and performance. The Chairman of the Board provides guidance to the CEO, sets the agenda for board meetings, presides over meetings of the full Board of Directors (including executive sessions), and facilitates communication among the independent directors and between the independent directors and the CEO.

The Company has a strong independent Board, with all directors except for Mr. Maddox having been determined to be independent under Nasdaq rules. Further, as previously noted, all standing committees of the Board are composed solely of independent directors. The Board believes that having an Independent Chairman, separate from the CEO role, is the most appropriate leadership structure at this time. Although the Board believes that structure best serves the interests of the Company and its stockholders, the Board retains the flexibility to combine the roles in the future. The Board recognizes its responsibility for the establishment and maintenance of the most effective leadership structure for the Company, taking into account all relevant facts and circumstances. In our Corporate Governance Guidelines, the Board has indicated that it will appoint a Lead Director if the position of Chairman of the Board is not held by an independent director.

Executive Sessions

In accordance with our Corporate Governance Guidelines, the non-employee directors meet regularly in executive session without management present. The Chairman of the Board presides over full Board executive sessions and independent director only executive sessions. Additionally, each Board committee regularly meets in executive session, and the Chair of such committee will preside over executive sessions of the committees.

Board Attendance at Annual Stockholder Meeting

Members of our Board of Directors are invited and encouraged to attend each annual meeting of stockholders. All of our directors attended our 2023 Annual Meeting of Stockholders.

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Corporate Governance

Board and Committee Evaluations

To monitor and improve its effectiveness, and to solicit and act upon feedback, the Board and its committees annually engage in a formal self-evaluation process. The Nominating Committee facilitates the process, which includes a written self-evaluation questionnaire from each director, a self-evaluation by each committee and individual interviews with each director. The results are then reported to and evaluated by the full Board.

Board Role in Risk Oversight

Our Board of Directors has ultimate authority and responsibility for overseeing our risk management. Our Board of Directors monitors, reviews and reacts to material enterprise risks identified by management. Our Board of Directors receives specific reports from executive management on credit, interest rate, liquidity, cybersecurity, operational, compliance, strategic, and reputational risks and the degree of exposure to those risks. Our Board of Directors helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders. Committees of our Board of Directors have responsibility for risk oversight in specific areas. The Audit Committee oversees financial, accounting and internal control risk management policies. The Compensation Committee assesses and monitors risks in our compensation program. The Risk Committee assists our Board of Directors in its oversight of the enterprise-wide risk management of the Company, including but not limited to, risks associated with credit activities, regulatory compliance, technology, cybersecurity, investments, balance sheet management, and Company operations. The Risk Committee receives quarterly reporting on the Company’s risk profile from management and engages in extensive discussion on risk domains exceeding the Company’s risk appetite or an increasing direction. The Company’s risk indicators are evaluated annually. The potential impacts of emerging risks are considered and mitigation efforts discussed.

Our Chief Risk Officer is responsible for identifying, analyzing, and reporting internal and external risks over the short-term, intermediate-term, and long-term. She works in concert with other members of our management team, including our Managing Director, Compliance (who reports to her), Chief Credit Officer, Chief Accounting Officer and Director, Internal Audit (who reports to the Audit Committee), to ensure that existing and emerging risks are identified and mitigated. Our Disclosure Controls Committee, which is comprised of a cross-functional group of our senior management team, meets at least quarterly to ensure appropriate risks are identified and analyzed, and considered for timely disclosure.

The Bank also has a separate board of directors, which consists of certain members of the Company’s Board and executive team. Its members include Messrs. Bruce, Geist, King, Kuykendall, Hansen, Maddox, Rauckman, Rapp and Robinson. The board of directors of the Bank meets on a regular basis and has constituted certain management committees - Internal Risk Committee, Credit Risk Management Committee, Asset/Liability Committee (ALCO) and Technology, Operations and Compliance Committee - that also take an active role in risk management oversight of the Bank. Each of these committees meets regularly and is comprised of executives responsible for major categories of risk. The Internal Risk Committee reviews the Company’s risk appetite statement and enterprise risk management policy on an annual basis, which are ultimately approved by the Company’s or the Bank’s board, as appropriate, and establishes various risk tolerances focused on quantitative and qualitative key risk indicators. The Board of Directors of the Bank regularly shares its materials with the Company’s Board and reports on matters related to credit, interest rate, liquidity, operational, compliance, strategic, and reputational risks.

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Corporate Governance

Other Matters

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our Common Stock must report their initial ownership of our Common Stock and Series A Preferred Stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports, and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and Section 16 officers, we believe that one transaction which was required to be reported under Section 16(a) was not timely filed during 2023. One Form 4 relating to the vesting of a prior grant of 5,000 restricted stock units by Mr. Rapp was not timely filed following the May 11, 2023 vesting, but was filed on December 8, 2023.

Code of Business Conduct and Ethics

The Company maintains a Code of Business Conduct and Ethics (“Code of Conduct”), which is applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers. The Code of Conduct is publicly available without charge on our website at investors.crossfirstbankshares.com, or by writing to: CrossFirst Bankshares, Inc., 11440 Tomahawk Creek Parkway, Leawood, Kansas, 66211, Attn: General Counsel and Corporate Secretary. If we make any material amendment to our Code of Conduct, or if we grant any waiver from a provision of the Code of Conduct for any executive officer or director, we will disclose the nature of the amendment or waiver on our website. We may also elect to disclose the amendment or waiver in a current report on Form 8-K filed with the SEC.

Compensation Committee Interlocks and Insider Participation

During 2023, no member of the Compensation Committee was an officer or employee or former officer of the Company or any of our subsidiaries. Additionally, none of our executive officers served as a member of (i) the board of directors or compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee, or (ii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.  Messrs. Kuykendall, Geist or their affiliated entities purchased 2,000 and 1,600 shares, respectively, of Series A Preferred Stock from the Company for $1,000 per share in connection with a private offering of the Series A Preferred Stock to accredited investors disclosed pursuant to the Company’s current report on Form 8-K filed with the SEC on March 31, 2023.  The purchases of shares in the offering by directors and their affiliated entities were on the same terms as purchases by outside investors in the offering.

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Director Compensation

Director Compensation

Director Compensation and Role of the Compensation Committee

The compensation paid to our non-employee directors further advances the interests of the Company and our stockholders by encouraging increased share ownership to promote long-term stockholder value.

The Compensation Committee is responsible for reviewing the effectiveness of the non-employee director compensation program in supporting the Company’s ability to attract qualified directors and align their interests with stockholders. The Compensation Committee reviews director compensation regularly and considers a variety of factors, including our financial performance, general market conditions, director compensation at companies within our peer group, director responsibilities, and trends in director compensation practices. Any recommendations for changes in director compensation are made to our Board.

Our non-employee directors are paid a cash retainer commensurate with the period of service during the Board year in quarterly installments. In addition, each non-employee director also receives a grant of restricted Common Stock with a fixed grant date value during each year of service on the Board. The compensation payable under our directors’ compensation program is described below.

Compensation Program

	Annual Compensation Amount	Annual Compensation Amount
Description	(May 2022-May 2023 Board Year)*	(May 2023-May 2024 Board Year)*
Annual Director Fees	$35,000 in cash and target of $35,000 (as valued on grant date) in restricted stock	$35,000 in cash and target of $35,000 (as valued on grant date) in restricted stock
Independent Chairman Fee	$35,000	$35,000
Audit Committee Chair	$20,000	$20,000
Compensation Committee Chair	$20,000	$20,000
Nominating Committee Chair	$20,000	$20,000
Risk Committee Chair	$20,000	$20,000
Audit Committee Members	$5,000	$5,000
Other Committee Members	$3,500	$3,500

*Each director may elect to receive the cash portion of such director’s fees in restricted stock.

Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent compensation consultant, periodically provides the Compensation Committee with a review of our current Board compensation package relative to our peer group. See discussion under “Executive Compensation – Overview – Peer Group” for more information on the peer group used by Meridian to benchmark board compensation. No changes were made to the non-employee director compensation program for the May 2023- May 2024 Board term from the prior term.

Compensation recommendations are made to our Compensation Committee and Board with respect to the non-employee directors based on Meridian’s benchmarking review. The Compensation Committee then makes the ultimate decision as to the total compensation and compensation components of our non-employee directors. No non-employee director may receive equity awards with a fair market value on the date of grant that exceeds $200,000 in any calendar year.

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Director Compensation

Following a review of the Company’s Board compensation practices, and based on Meridian’s recommendations, changes to align target compensation for non-employee directors with the median for our peer group will be implemented in May 2024 for the 2024-2025 Board term. Changes will include an increase of $5,000 to the annual cash retainer for all non-employee directors; an increase of $15,000 for the target annual restricted stock award for all non-employee directors; an increase of $1,500 to each of the Compensation Committee, Nominating Committee and Risk Committee member fees; and an increase of $2,500 for the Audit Committee member retainer.

Each non-employee director is required to maintain a direct or indirect Common Stock ownership requirement of $150,000, which may be accumulated over a three-year period. As of December 31, 2023, all non-employee directors who were directors on such date were in compliance with these guidelines.

Directors who also serve on the Bank’s board of directors do not receive any additional compensation for such service.

Reimbursements

We reimburse our non-employee directors for reasonable expenses incurred for continuing education training and in attending Board, committee and stockholder meetings, including reasonable expenses for travel, meals and lodging. As applicable, we also reimburse our non-employee directors for similar travel, lodging and other expenses for a guest to accompany them to a limited number of Board meetings held as retreats to which we invite spouses for business purposes. No Board retreats were held in 2023.

Directors Deferred Fee Plan

We have a voluntary Directors’ Deferred Fee Plan (the “Directors’ Deferred Fee Plan”) that permits electing directors to receive deferred shares of our Common Stock in lieu of the cash or equity component of directors’ fees. If a director elects to defer any of his or her compensation under the Directors’ Deferred Fee Plan, the payment of the deferred shares is deferred for tax purposes until a director’s service on our Board of Directors ends. Before any deferred shares are delivered to a participating director, the director does not have any right to vote any of his or her deferred shares nor to receive any cash dividends on the deferred shares to the extent dividends are payable on shares of our Common Stock. If and when we pay a cash dividend on our shares, additional deferred shares would be credited to a participating director’s account. The additional shares credited would have a value equal to the dividends that otherwise would have been payable to a plan account if the hypothetical shares then credited were actual shares of our Common Stock. All credited whole deferred shares will be settled in actual shares of our Common Stock and such shares will be issued to a director upon the director’s termination from service on our Board of Directors. Any fractional deferred share will be rounded up to a whole share. The Directors’ Deferred Fee Plan applies only to eligible director compensation earned after 2018.

2023 Non-Employee Director Compensation Table

The following table sets forth compensation earned, awarded or paid during 2023 to each director who served on our Board of Directors in 2023, other than Mr. Maddox, who was an employee of the Company and did not receive any additional compensation for his service as a director. The compensation of Mr. Maddox is described in the “Summary Compensation Table” below. The table below also includes other compensation earned by each such director from us or the Bank.

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Director Compensation

	Fees Earned
	or Paid in		All other
	Cash	Stock Awards	Compensation	Total
	(1) ($)	(2) (5) ($)	($)	($)
Rodney K. Brenneman	$93,500	$35,008	—	$128,508
George C. Bruce	$38,500	$35,008	—	$73,508
Steven W. Caple (4)	$40,000	$35,008	—	$75,008
Ronald C. Geist	$42,000	$35,008	—	$77,008
Jennifer M. Grigsby	$40,000	$35,008	—	$75,008
George E. Hansen III (3)	$38,500	$35,008	—	$73,508
Lance A. Humphreys	$58,500	$35,008	—	$93,508
Mason D. King (3)	$38,500	$35,008	—	$73,508
James W. Kuykendall	$38,500	$35,008	—	$73,508
Kevin S. Rauckman	$55,000	$35,008	—	$90,008
Michael K. Robinson	$55,000	$35,008	—	$90,008
Grey Stogner (3)	$38,500	$35,008	—	$73,508
Stephen K. Swinson (3)	$40,000	$35,008	—	$75,008
(1)	Cash. The amounts in this column include: (i) the non-employee director’s cash retainer fees; and (ii) the value of restricted stock or deferred shares received in lieu of the non-employee director’s cash retainer fees, calculated based on the fair market value of the underlying shares on the dates the cash retainer fees would have otherwise been paid. The following directors elected to receive a portion of their cash retainer fees as restricted stock or deferred shares in the following amounts: Caple (3,872), Geist (339), Hansen (3,727), King (3,727), Kuykendall (3,727), Rauckman (968), Robinson (5,324), Stogner (169), and Swinson (3,872).

(2)	2023 Restricted Stock Awards. Vesting is subject to continued service on the Board of Directors through the vesting date. The amounts in this column reflect the aggregate grant date fair value of restricted stock awards granted to the non-employee directors during fiscal 2023, whether deferred or not, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the valuation are set forth in Note 17 of the notes to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2023. All restricted stock awards were issued to our directors under the CrossFirst Bankshares, Inc. 2018 Omnibus Equity Incentive Plan (as amended, the “Omnibus Plan”).

(3)	Deferred Shares. Directors Hansen, King, Stogner, and Swinson elected to defer their 2023 equity compensation until such directors separate their service from the Board.

(4)	Other Arrangements. Under the terms of Mr. Caple’s arrangement with LHFI III, LLC, a stockholder of the Company and an affiliate of an entity that employs Mr. Caple, and its affiliates, all such fees and restricted stock awards for service on our Board of Directors were paid directly to or assigned to LHFI III, LLC.

(5)	Deferred and Restricted Stock at Year End. The following table sets forth each non-employee director’s outstanding deferred shares and restricted stock at fiscal year-end:

	Total Deferred Shares		Restricted Stock	Director who elected
Name	as of	Restricted Stock	outstanding at	to have 2023 restricted
	December 31, 2023	Awarded in 2023	December 31, 2023	grants deferred
Rodney K. Brenneman	1,935	3,389	3,389	—
George C. Bruce	22,903	3,389	3,389	—
Steven W. Caple	—	7,261	7,261	—
Ronald C. Geist	—	3,728	3,728	—
Jennifer M. Grigsby	17,830	3,389	3,389	—
George E. Hansen III	31,861	—	—	7,116
Lance A. Humphreys	—	3,389	3,389	—
Mason D. King	30,163	—	—	7,116
James W. Kuykendall	—	7,116	7,116	—
Kevin S. Rauckman	—	4,357	4,357	—
Michael K. Robinson	—	8,713	8,713	—
Grey Stogner	15,081	—	—	3,558
Stephen K. Swinson	30,904	—	—	7,261

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Executive Compensation

Executive Compensation

Overview

As an Emerging Growth Company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as defined in the rules promulgated under the Securities Act. These rules permit us to limit reporting of compensation disclosure to all persons serving as our principal executive officer during our last completed fiscal year and our two other most highly compensated executive officers, which are referred to as our “named executive officers” or “NEOs.”

Our NEOs for 2023, are:

●	Michael J. Maddox, President and CEO of the Company and CEO of the Bank;
●	Benjamin R. Clouse, Chief Financial Officer (“CFO”) of the Company and the Bank; and
●	W. Randall Rapp, President of the Bank

We compensate our NEOs through a combination of base salary, annual cash incentives, long-term equity incentives and limited other benefits, including perquisites. Our Board of Directors believes the executive compensation packages that we provide to our executives, including the NEOs, should reward performance and attract and retain top talent. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our NEOs.

Compensation Program and Objectives

The Company’s 2023 executive compensation program and compensation decisions were based on the following principles:

Pay for Performance	Balanced Compensation Structure	Market-Competitive Pay Opportunity

Our compensation should reflect Company, business line, and individual performance.	We seek to deliver a mix of fixed and variable compensation that is aligned with stockholder interests and the long-term interests of the Company and that appropriately balances risk and reward.	Our compensation should be competitive relative to our peers to attract, motivate and retain a talented executive team.

Pay for Performance

Our compensation program is grounded on a pay for performance philosophy and is designed to reward achievement of the Company’s financial and strategic goals included in our business plans established before each performance cycle. In determining executive compensation, the Compensation Committee considers financial performance and strategic performance factors, risk performance, internal pay equity and individual NEO performance. The targeted compensation for our NEOs is in the form of fixed and variable compensation, a large portion of which is paid in performance-based restricted stock units (“PSUs”) tied to the long-term performance of the Company and designed to be aligned with stockholder interests. Financial performance factors considered by the Compensation Committee in setting and determining executive annual and long-term compensation include the following:

●	Adjusted Earnings Per Common Share (“Adjusted EPS”);
●	Relative Total Shareholder Return (“TSR”); and
●	Adjusted Pre-Tax, Pre-Provision Contribution Margin (“Adjusted PPCM”).

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Executive Compensation

Practices and Policies Supporting Strong Corporate Governance and Compensation Programs

We continue to maintain our disciplined approach to executive compensation with a focus on pay for performance, strong governance, risk management, and simplicity as evidenced by the following practices:

●
Pay for Performance: The majority of the targeted compensation for our NEOs is in the form of variable compensation linked to the long-term financial and strategic goals of the Company. Incentive compensation metrics are based on Adjusted EPS, TSR and Adjusted PPCM, and our NEOs’ goals are designed to be aligned to the Board-approved budget.
●
Stockholder alignment: Our compensation program is designed to be aligned with our long-term interests and those of our stockholders with deferred long-term incentives (“LTI”) in the form of both RSUs and PSUs linked to stockholder value appreciation.
●
Independent oversight: Our Compensation Committee includes only directors who are independent under applicable Nasdaq standards and the Committee is advised by an independent compensation consultant.
●
Incentive award limits: NEOs’ incentive awards have a maximum payout cap.
●
Clawback of incentive compensation: Our CrossFirst Bankshares, Inc. Incentive Compensation Clawback Policy (“Clawback Policy”) provides for clawback of cash and equity compensation in the event of an accounting restatement subject to the Clawback Policy or intentional misconduct by the executive which results in significant financial or reputational harm to the Company.
●
Risk management: We regularly evaluate the risk impact of the design of our incentive compensation program.
●
Balanced change in control protection: Severance payable upon a change in control is subject to a double trigger and does not provide excise tax gross ups for any employees.
●
Restrictive covenants: LTI awards to NEOs are subject to restrictive covenants, including non-solicitation provisions.
●
Stock ownership requirements: We have contractual stock ownership requirements for our NEOs.
●
Prohibition on Hedging and Pledging: Our Insider Trading Policy prohibits our directors, officers and employees from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. It also prohibits our Section 16 officers and directors from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Balanced Compensation Structure

The Compensation Committee determines compensation targets (sum of base salary, target cash incentive award opportunity under the Company’s Annual Incentive Plan (“AIP”) and LTI opportunities) for the NEOs at the beginning of the year, based on each executive’s role, market practice and our desired pay mix. We intend for our compensation program to provide our NEOs with target compensation that, on average, approximates the median for our peer group. Individual components of compensation may be greater or lesser than the median based on Company and individual performance. Target AIP and LTI opportunities are established for, and communicated to, the NEOs at the beginning of the year or, if later, at the time of any subsequent increase in AIP or LTI opportunity. The actual year-end AIP awards paid and LTI awards made to the NEOs are determined by the Compensation Committee based on its evaluation of financial performance, risk performance, individual performance and other performance factors. The Compensation Committee also considers compensation levels of other executives in similar roles both within the Company and at peer companies when making compensation decisions.  The Compensation Committee uses discretion to exercise its judgment instead of solely relying on formulaic structure which it believes provides the right level of transparency while maintaining the flexibility necessary to pay amounts deemed appropriate for performance.

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Executive Compensation

The Compensation Committee has determined that the balance of the following pay components provides an effective combination of risk and reward:

(At Risk)

Element	Base Salary	Time-based Restricted Stock Units	Annual Incentive	Performance-based Restricted Stock Units
Highlights	Fixed compensation based on scope of responsibility, impact on the organization, expertise, experience, and individual performance	Award of RSUs that vest in 1/3 increments over three years	Annual cash bonus opportunity based on Company financial performance, including Adjusted PPCM, as well as individual performance	Annual award of PSUs that vest based on achievement of our three-year performance goals
Rationale	Recognize performance of job responsibilities and attract and retain top talent	Provide a strong retention element and align executive and stockholder interests

Motivate the Company’s eligible senior executives to enhance stockholder value by linking a portion of their cash compensation to the Company’s financial performance, reward participants for superior individual performance and help attract and retain key employees

Align compensation with our business strategy and long-term stockholder value while providing a strong retention element

Review of Compensation Policies and Practices Related to Risk Management

Our executive compensation program reinforces effective risk management through risk-balancing features that discourage and mitigate excessive risk-taking, and an accountability framework that, under defined conditions, enables the forfeiture or recovery of compensation in the event executives’ actions, or inactions, result in specified types of negative outcomes for our Company. The Compensation Committee believes that the 2023 compensation decisions for our NEOs were reasonable and appropriate and consistent with our compensation principles.

Risk-Balancing Features

To discourage imprudent risk-taking, the Company embedded risk-balancing features throughout our program for 2023, which include:

Pay Element		Risk-Balancing Feature
Base Salary	•	Salaries are a form of fixed compensation
	•	Promotes retention by providing a basic level of compensation
Short-Term Incentive (Cash Bonus)	•	2023 target award opportunity of 75% of base salary (maximum 112.50% of base salary) for Mr. Maddox with lower opportunities for other executives
•

Design of annual incentive program provides for the taking of a reasonable amount of risk to provide upside incentive compensation opportunity, while a payout cap on the incentives reduces risk by limiting the amount of short-term compensation that may be earned

●
Award level based on achievement of pre-established performance objectives
●
Incentive goals tied to Board-approved annual budget

	•	Subject to recovery under the Company’s Clawback Policy
Long-Term Incentive (Equity)	•	Significant portion of variable compensation in long-term equity
	•	Retirement does not trigger acceleration of payment from the original payment schedule for RSUs or PSUs
	•	Executive officers have contractually agreed to robust stock holding requirements
	•	LTI awards are subject to restrictive covenants, including non-solicitation provisions

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Executive Compensation

•	Executive officers are prohibited from pledging Company stock in connection with a margin or similar loan and from entering into derivative/hedging transactions involving Company stock
•	Subject to forfeiture or recovery as described under the Company’s Clawback Policy
PSUs

•

Long-term, three-year performance period, with cliff vesting

•

Award level based on achievement of pre-established performance objectives

•

2023 target LTI opportunity of 80% of base salary for Mr. Maddox, with lower opportunities for other executives

•

Upside compensation capped with maximum award payout at 150% of target opportunities for other executives

•

Subject to downward adjustment by Compensation Committee under a wide variety of circumstances

RSUs	• Promotes retention by providing shares subject to ratable vesting over three years

Compensation Risk Assessment

The Compensation Committee oversees an annual risk assessment of the Company’s employee compensation practices to evaluate compensation-based risks. Senior leaders may be asked to compile and analyze information about the Company’s incentive compensation practices and payment history to understand how evaluation of business risk events affect certain AIP and LTI performance measures and compensation decisions. After evaluation of the data and based on management’s evaluation of compensation risks, the Company’s CHRO prepares a report of the risk assessment, which includes any recommendations for risk adjustments to incentive compensation in connection with risk events. Such report is then shared with the Compensation Committee.

Recoupment of Incentive Compensation

The Board has adopted a Clawback Policy that provides for the recoupment and/or cancellation by the Company of incentive compensation payable to our executive officers and certain other executives if the Company (i) restates any of its financial statements due to the material noncompliance by the Company with any financial reporting requirement under applicable securities laws, or (ii) suffers significant financial or reputational harm resulting from any intentional theft, embezzlement, fraud, violation of law, gross dishonesty or other gross misconduct of the employee. The policy was updated in October 2023 to comply with the new SEC and Nasdaq requirements implementing a mandatory clawback for erroneously-awarded incentive compensation in the event of a financial restatement subject to the requirements.  The repayment obligation or forfeiture right applies to the extent repayment is required by applicable law, or to the extent the executive’s incentive compensation is determined to be in excess of the amount that would have been payable taking into account any such restatement. For financial restatements, the reimbursement or forfeiture obligation will apply to any erroneously-awarded compensation received or deemed received by the employee in the three completed fiscal years of the Company immediately preceding the date the restatement is determined to be necessary and any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years. The Compensation Committee has the sole discretion to determine the method for recouping erroneously awarded compensation under the Clawback Policy, which may include, without limitation, requiring reimbursement of cash incentive compensation previously paid; seeking recovery of any gain realized on any equity-based awards; offsetting the recouped amount from any compensation otherwise owed or dividends payable by the Company and its subsidiaries; cancelling outstanding vested or unvested equity awards; or forfeiture of awards or incentive compensation.  No executive officer may be indemnified against the loss of any erroneously awarded compensation or any claims relating to the enforcement of the Company’s Clawback Policy.

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Executive Compensation

Prohibition on Hedging and Pledging

All Company directors, officers and employees are prohibited from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of Company securities, and from participating in derivative or speculative transactions with respect to Company securities, including but not limited to prepaid variable forward contracts, collars, equity swaps, exchange funds, puts, calls and other derivative instruments. All directors and Section 16 officers are also prohibited from participating in short sales of the Company’s securities and from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Stock Ownership Guidelines

We utilize contractual stock ownership guidelines that require the retention of equity awards made to our executives and non-employee directors to further align their interests with the long-term interests of stockholders. See “Employment Agreements” below. As of December 31, 2023, each of our NEOs was in compliance with their specific contractual ownership holding requirement.

Peer Group

The independent compensation consultant retained by the Compensation Committee works with our management team to review and propose a peer group to analyze potential peer companies based on industry, markets, business models and a range of financial measures. Based on this analysis, an appropriate peer group is proposed. The Compensation Committee reviews and approves the peer group for the upcoming year based on the analysis provided and in consultation with the CHRO.

The companies included in our peer group for compensation benchmark purposes for 2023 were selected based on industry and scope relevance, including alignment with the Company based on, among other things, banks of similar asset size (positioning the Company at median) and similar business model. The peer group included 17 regional banks between $4.4 billion and $13.7 billion in assets, with positive cumulative earnings, relevant geography and business profile. The changes from our 2022 peer group included the removal of BancFirst Corporation, Inc., Merchants Bancorp. and West Bancorporation, Inc.; and the addition of First Foundation, Inc. and Origin Bancorp, Inc.

The peer group used to set 2023 compensation consisted of the following companies:

•	Veritex Holdings, Inc.	•	Origin Bancorp, Inc.	•	Mercantile Bank Corporation
•	1st Source Corporation	•	QCR Holdings, Inc.	•	Stock Yards Bancorp, Inc.
•	First Busey Corporation	•	Nicolet Bankshares, Inc.	•	Stellar Bancorp, Inc.
•	First Financial Corporation	•	Triumph Bancorp, Inc.	•	First Foundation, Inc.
•	Byline Bancorp, Inc.	•	Equity Bancshares, Inc.	•	Old Second Bancorp, Inc.
•	Enterprise Financial Services Corp.	•	National Bank Holdings Corporation

We recently reviewed our peer group for 2024 compensation benchmark purposes and made no changes to our 2023 peer group listed above.

Market-Competitive Pay Opportunity

The Compensation Committee reviewed and considered competitive market data from the following sources when approving NEO compensation: proxy data from an established peer group of companies (discussed above) and other market survey data from companies within the financial services industry.

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Executive Compensation

Role of the Compensation Committee

The Compensation Committee is responsible for the review and approval of all aspects of the Company’s executive compensation program and makes all decisions regarding the compensation of the Company’s NEOs. Specifically, the Committee has responsibility to, among other things:

●	With input from the CEO and CHRO, develop, review and approve the Company's compensation philosophy, policies, plans and programs relating to the compensation of the Company's directors, Section 16 officers (which includes the executive officers) and employees generally;
●	Review, approve, and administer all compensation programs affecting Section 16 officers and evaluate whether such plans are aligned with the Company’s compensation structure and philosophies;
●	Annually review and approve:
o	Performance criteria, goals, and award vehicles used in our Section 16 officer compensation plans, and
o	Performance of and compensation delivered to our CEO and other Section 16 officers;
●	Monitor and review the Company’s compensation practices to evaluate whether such practices create risks that are reasonably likely to encourage imprudent risk-taking;
●	Review and approve any contracts, policies, or programs related to compensation, contractual arrangements, or severance plans affecting NEOs. As described below, the Compensation Committee consults with management with respect to the compensation of the NEOs, other than the CEO; and
●	Adopt, terminate, administer and enforce the Clawback Policy, interpret the terms thereof, designate additional persons to be subject to the Clawback Policy and otherwise recoup or have forfeited certain incentive compensation from Covered Executives (as defined in the Clawback Policy).

Role of Executive Officers in Compensation Decisions

Our CEO, CHRO, and CFO provide information to the Compensation Committee at its request. Examples of information that management provides the Compensation Committee include business strategy, financial performance, risk assessments, and accounting and legal considerations. Management representatives also provide the Compensation Committee with preliminary reviews of Company performance and individual executive performance for its determination of compensation pay decisions. The CEO provides feedback and recommendations on executives’ overall contribution to Company performance, individual responsibility, and/or strategic goals. For 2023 compensation decisions, the CEO provided his recommendations to the Compensation Committee. No NEO was involved in his or her own pay recommendations or decisions, and the Compensation Committee meets in executive session to determine CEO compensation. The decisions of the Compensation Committee for 2023 performance are reflected below under “Components of Compensation.”

Use of an Independent Compensation Consultant

The Compensation Committee has authority to secure the services of advisors both internal and external to the Company, including the retention of outside consultants to review executive compensation and non-employee director compensation and to perform any other analysis the Compensation Committee deems appropriate. Historically, the Compensation Committee has worked with our internal resources, such as our CHRO, along with an independent compensation consultant to fulfill its responsibilities.

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Executive Compensation

After considering the independence of Meridian by applying the factors required by applicable Nasdaq and SEC rules, the Compensation Committee has retained Meridian to provide independent counsel on the design and market competitiveness of the Company’s executive compensation program. Periodically, Meridian conducts benchmarking studies of executive and non-employee director compensation. Additionally, Meridian is consulted and provides input on peer group selection, updates on trends in executive and director compensation, performance metric plan design, stock ownership requirements, updates and market alignment of our clawback practices and compensation disclosures included in our proxy statement.

Components of Compensation

Base Salary

We provide each of our current NEOs with a competitive fixed annual base salary. The base salaries for our NEOs are reviewed annually by the Compensation Committee, considering the results achieved by each executive, their future potential, scope of responsibilities, experience, and competitive pay practices. For the fiscal year ended December 31, 2023, and in an effort to more closely align with the median of our peer group, our NEOs received annualized base salaries as follows: (i) $725,000 for Mr. Maddox; (ii) $450,000 for Mr. Clouse; and (iii) $430,000 for Mr. Rapp. In February 2024, the Compensation Committee set base salaries for our NEOs as follows: (i) $785,000 for Mr. Maddox; (ii) $460,000 for Mr. Clouse; and (iii) $450,000 for Mr. Rapp.

Annual Incentive Program

Each of our current NEOs is entitled to participate in our AIP, which provides for an annual cash award determined by the Compensation Committee based on attainment of certain performance criteria. Our AIP is designed to motivate and reward superior performance, attract and retain talent, encourage teamwork and collaboration, and ensure incentives are appropriately risk balanced.

Pursuant to the terms of the AIP, participants are awarded a cash incentive based on attainment of corporate performance and individual performance goals during each calendar year. Award opportunities and performance goals are approved by the Compensation Committee at the beginning of each year. For 2023, the Company must have achieved at least a threshold level of Adjusted PPCM for any awards to be paid, and awards were subject to reduction for certain items. Adjusted PPCM reflects our drive to expand income, grow bottom line earnings and enhance operating efficiency, which we believe are important drivers of return for our stockholders.

Each participant under the AIP is assigned an incentive award opportunity with threshold, target, and maximum performance levels of achievement. If actual performance falls below the threshold level of performance, there would be no award payout. Performance at the threshold, target and maximum performance levels would result in payments equal to 50%, 100%, and 150% of the targeted incentive opportunity, respectively. Payouts for performance between the threshold and target or target and maximum performance levels would be interpolated to reward incremental achievement.

In 2023, awards for our NEOs were based 70% on achievement of Adjusted PPCM and 30% on measurable individual performance goals pertaining to each NEO’s area of responsibility. The following summarizes the goals, actual results and payout for the NEOs under the AIP for 2023:

	Threshold	Target	Maximum
Payout	50% Payout	100% Payout	150% Payout
Adjusted PPCM Achievement	$82,835,135	$110,446,847	$138,058,559

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Executive Compensation

The Company’s actual PPCM achievement was $98.6 million and was adjusted by the Compensation Committee in accordance with the AIP to exclude certain irregular and non-cash expenses that were not reflective of Company financial performance.  The Compensation Committee believes that the adjustments to PPCM were appropriate and better reflect the true measure of financial performance and ensure our cash incentive program incentivizes our executives to continue to drive income expansion and efficiency. These adjustments resulted in an Adjusted PPCM achievement level for 2023 of $106.3 million, which resulted in attainment of 96.22%. Based on this attainment level and the evaluation of individual performance, NEO payouts under the AIP for 2023 were calculated at a 94.68% achievement level. Cash awards under the AIP of $514,823, $213,030, and $203,562 were paid to Messrs. Maddox, Clouse, and Rapp, respectively. Calculations of performance measures for compensatory purposes may vary from year to year and be different from those used for financial reporting purposes. See Annex I for further details regarding Adjusted PPCM, including a reconciliation to its most directly comparable financial measure prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

2023 Performance-based Cash Incentive Attainment

NEO	Target Incentive Amount	% of Target Annual Incentive Amount Earned (1)	Amount Earned
Michael J. Maddox	$ 543,750	94.68%	$ 514,823
Benjamin R. Clouse	$ 225,000	94.68%	$ 213,030
W. Randall Rapp	$ 215,000	94.68%	$ 203,562
(1)	The maximum performance-based cash incentive opportunity for an NEO is 150% of the NEO’s annual incentive target amount.

For 2024, cash incentive awards for our NEOs will be based on achievement of pre-established goals for Company performance (80%) - including Adjusted PPCM (50%), non-interest income (15%) and non-interest expense/average assets (15%) - and individual performance (20%) at threshold, target and maximum performance levels, which would result in payments equal to 50%, 100% and 150% respectively, of each NEO’s incentive opportunity. If actual performance falls below threshold, there would be no award payout for 2024. Payouts for performance between the threshold and target or target and maximum performance levels will be interpolated to reward incremental achievement. For 2024, the Compensation Committee established the target incentive opportunity for Mr. Maddox at 75% of base salary, Mr. Clouse at 55% of base salary and Mr. Rapp at 55% of base salary.

Equity Awards

We grant equity awards to our employees, including our NEOs, to promote achievement of our long-term financial objectives and value creation for stockholders, provide rewards for our overall performance and tie value to our stock price performance, align our employees’ interests with those of our stockholders and promote equity ownership among our employees to cultivate an owner mentality. The Compensation Committee considers market practices, external competitiveness, stockholder interests, and advice from our independent compensation consultant in establishing the amount and characteristics of equity grant awards. We intend that the value of long-term incentive awards for our executives approximate the market median for our peer group and the total compensation opportunity for such executive officers approximate the market median level when combined with base salary and target annual bonuses. A summary of our equity compensation plans is provided below under “Equity Based Plans.”

In 2023, as part of our annual compensation cycle, we granted time-based RSUs and PSUs to Messrs. Maddox, Clouse, and Rapp. For 2023, the value of the award grants was targeted to market median levels and split with 50% of the value being granted in RSUs and 50% of the value being granted in PSUs. The Compensation Committee has discretion to adjust the size of PSU awards by +/- 20% depending on extraordinary events or the Company’s performance in other areas. Each of Messrs. Maddox, Clouse and Rapp received the following equity awards as part of their 2023 total compensation package:

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Executive Compensation

NEO	Type of Grant	Equity Grant (#)
Michael J. Maddox	RSU (1)	20,685
	PSU (2)	21,441
Benjamin R. Clouse	RSU (1)	8,024
	PSU (2)	8,024
W. Randall Rapp	RSU (1)	7,668
	PSU (2)	8,024

(1)	The RSU awards granted to Messrs. Maddox, Clouse and Rapp on March 1, 2023, will vest annually over a three-year period in one-third increments.
(2)	The PSU awards granted to Messrs. Maddox, Clouse and Rapp on March 1, 2023, will cliff vest at the end of the three-year performance period based on certification of performance against the pre-established performance measures.

Each year, the Compensation Committee selects financial performance measures (“Performance Measures”) to hold NEOs accountable to drive long term business growth, profitability and return to our stockholders. Specific targets for each Performance Measure are established each year based on our financial plan and expectations for the three-year performance period. Prior to approval, the Compensation Committee reviews the performance targets proposed by management to ensure they reflect appropriate business growth and return to our stockholders.

The Compensation Committee established the Performance Measures for 2023-2025 PSU awards during the first quarter of 2023. Substantially consistent with the prior year, Company Performance Measures included Adjusted EPS (75%) and TSR (25%) relative to the KBW Regional Banking Index (KRX). At the end of the three-year period, the Compensation Committee will review and certify Company performance for Adjusted EPS and TSR. The Compensation Committee believes these Performance Measures support the achievement of our long-term strategic and financial objectives and create an incentive to deliver stockholder value. Actual vesting of the PSUs is contingent upon three-year performance goals established for each Performance Measure. The PSUs granted in March 2023 to Messrs. Maddox, Clouse and Rapp will cliff vest at the end of the performance period based on certification of performance and can vary between 50% of target for threshold performance and 150% of target for maximum performance; no shares will vest for performance below threshold on each measure. Linear interpolation will be used if achievement is between values, and the entire award will be forfeited if threshold performance is not met on both measures.

The PSU awards that were previously granted in 2021 (“2021-2023 PSUs”) were subject to performance vesting conditions tied to Adjusted EPS and TSR, in each case over the period from January 1, 2021 to December 31, 2023.  The actual performance relative to the Adjusted EPS target was $3.92, which resulted in attainment of 150% of target performance.  The actual achievement under the TSR metric was 59th percentile performance, which resulted in attainment of 118.28% of target performance.  For the 2021-2023 PSUs, the Compensation Committee reviewed the Company’s actual performance against the Adjusted EPS and TSR targets and confirmed that the awards achieved a payout of 142.07% of target.  A summary of the Company’s performance as measured against the targets, and the resulting payout under the 2021-2023 PSUs, is set forth below.

	Adjusted EPS (75% Weight)		Relative TSR (25% Weight)
	Adjusted EPS	Award Earned as a %		Award Earned as
Performance Level	Targets	of Target	TSR Percentile Rank	a % of Target
Threshold	$2.33	50%	25th	50%
Target	$3.10	100%	50th	100%
Maximum	$3.88	150%	75th and Above	150%

				2023		Award
				Adjusted	Adjusted	Earned
			PSU Opportunity	EPS Actual	TSR	as a % of
NEO	Grant Date	Vest Date	at Target	Achievement	Achievement	Target
Michael J. Maddox	02/24/2021	03/01/2024	15,147	$3.92	59th Percentile	142.07%
W. Randall Rapp	02/24/2021	03/01/2024	4,383	$3.92	59th Percentile	142.07%

See Annex I for further details regarding Adjusted EPS, including a reconciliation to the most directly comparable financial measure prepared in accordance with GAAP.

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Executive Compensation

The Compensation Committee established Performance Measures for the 2024-2026 PSU awards in February 2024 which are substantially consistent with the prior year. Company Performance Measures are weighted 70% on Adjusted EPS and 30% on TSR relative to the KRX. The Compensation Committee believes these Performance Measures support the achievement of our long-term strategic and financial objectives and create an incentive for our NEOs to deliver long-term stockholder value. At the end of the three-year period, the Compensation Committee will review and certify Company Performance for Adjusted EPS and TSR. Performance under both measures will be used to determine the payout level, subject to weighting outlined above, which can vary between 50% of target for threshold performance and 150% of target for maximum performance. No shares will vest if Company performance is less than the threshold level of performance. Linear interpolation will be used for performance between levels.

Other Benefits and Perquisites

The NEOs participate in the Company’s broad-based employee welfare benefit plans, including medical, dental, vision, supplemental disability and term life insurance. The NEOs also participate in the Company’s 401(k) plan. The Company makes safe harbor matching contributions of 100% of employee salary deferral amounts up to 5% of an employee’s compensation (excluding any expense repayments, fringe benefits, moving expenses, deferred compensation and welfare benefits). The NEOs are provided the same welfare benefits and 401(k) plan matching contributions, and participate in the cost, at the same rate as all other employees.

We provide our NEOs with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain talent for key positions. These perquisites include mobile communications and, in some cases, an automobile allowance and country club memberships, as discussed in more detail in connection with the description below of the employment agreements of our NEOs. We also reimburse our NEOs for reasonable travel, lodging and other expenses for a guest to accompany them to a limited number of Board meetings held as retreats to which guests are invited to attend for business purposes. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs against available peer group information. Based on these reviews, perquisites may be adjusted on an individual basis.

NEO Compensatory Arrangements

Employment Agreement with Michael J. Maddox

Mr. Maddox is party to an employment agreement with the Company, which has an evergreen provision and automatically renews for successive one-year terms unless either party provides notice of its intent to not renew at least 30 days prior to the renewal date or is otherwise terminated in accordance with the agreement. Under his employment agreement, Mr. Maddox serves as President and CEO of the Company, CEO of the Bank and as a member of the Board and a member of the board of directors of the Bank. He is entitled to an annual base salary of not less than $500,000 and is eligible to receive periodic incentive bonuses under the Company’s AIP for each fiscal year, with the bonus opportunity being equal to not less than 60% of his base salary. Mr. Maddox is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with the Company’s established policies. The fringe benefits to which Mr. Maddox is entitled include the following: (i) taking reasonable vacation time when needed; (ii) the ability to participate in, under the same terms and conditions as all other employees of the Company, all reasonable and customary fringe benefit plans made available to employees of the Company, including, but not limited to, group health insurance (medical, vision, and dental) and long and short term disability insurance; (iii) mobile communication devices for use in connection with the Company’s business from which he may derive personal benefit; (iv) an automobile allowance; and (v) the continued and existing use of club memberships in connection with the Company’s business from which Mr. Maddox may derive personal benefit.

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Executive Compensation

Pursuant to the Employment Agreement, Mr. Maddox will have the right to participate in the Company’s Omnibus Plan, as determined by the Compensation Committee, subject to vesting and other rights described in the Omnibus Plan. Under his employment agreement, Mr. Maddox is entitled to an equity incentive bonus opportunity under the Omnibus Plan of no less than 50% of his base salary.

Furthermore, his employment agreement requires that as a condition of his employment with the Company, Mr. Maddox will hold a minimum of $400,000 worth of equity in the Company. As a condition of Mr. Maddox’s continued employment with the Company, Mr. Maddox is prohibited from selling or transferring any of this equity without receiving consent in accordance with the terms of the Employment Agreement.

Mr. Maddox’s employment agreement further provides for certain payments in the event of a qualifying termination of employment. If Mr. Maddox’s employment is terminated during the term of his employment agreement due to his death or disability, Mr. Maddox will be entitled to: (i) a lump sum cash payment equal to his accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination payable on the 60th day following such termination; and (ii) a lump sum cash payment equal to 12 times the Company-paid portion of the monthly COBRA continuation premiums for Mr. Maddox and his eligible dependents, if any, for COBRA continuation coverage under the Company’s health, vision and dental plans. In the case of Mr. Maddox’s termination of employment for any other reason other than for “Cause” (as defined in the Severance Plan) or due to his death or disability (each an “Ineligible Severance Event”), he will only be entitled to those severance benefits, if any, provided under the CrossFirst Bankshares, Inc. Senior Executive Severance Plan (the “Severance Plan”) as discussed below.

Certain of Mr. Maddox’s rights to severance and other compensation in the event of termination of his employment are subject to certain restrictive covenants, including with respect to non-solicitation of the Company’s employees and customers and employment by Mr. Maddox at companies that provide financial services similar to services provided by the Company or its affiliates.

Employment Agreement with Benjamin R. Clouse

Mr. Clouse is party to an employment agreement with the Company, which has an evergreen provision and automatically renews for successive one-year terms unless either party provides notice of its intent to not renew at least 30 days prior to the renewal date or is otherwise terminated in accordance with the agreement. Pursuant to his employment agreement, Mr. Clouse serves as Chief Financial Officer of the Company and the Bank. Mr. Clouse is entitled to an annual base salary of not less than $420,000 and is eligible to receive periodic incentive bonuses under the Company’s AIP for each year, with the bonus opportunity being equal to not less than 50% of his base salary. Mr. Clouse is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with the Company’s established policies and to participate in equity or other long-term compensation programs at the discretion of the Company. The fringe benefits to which Mr. Clouse is entitled include: (i) taking reasonable vacation time when needed; (ii) Group Health Insurance (medical, vision and dental) and Long- and Short-Term Disability Insurance; (iii) mobile communication devices for use in connection with the Company’s business from which he may derive personal benefit; and (iv) an automobile allowance.

Mr. Clouse’s employment agreement provides that he will have the right to participate in the Company’s Omnibus Plan as determined by the Board’s Compensation Committee, subject to vesting and other rights described in the Omnibus Plan.

The employment agreement also requires that as a condition of his employment with the Company, Mr. Clouse will hold a minimum of $400,000 worth of equity in the Company. As a condition of Mr. Clouse’s continued employment with the Company, Mr. Clouse is prohibited from selling or transferring any of this equity in the Company without receiving prior consent from the Board’s Compensation Committee.

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Executive Compensation

Mr. Clouse’s employment agreement provides for certain payments in the event of a qualifying termination of employment. If Mr. Clouse’s employment is terminated during the term of the employment agreement due to his death or disability, Mr. Clouse will be entitled to: (i) a lump sum cash payment equal to his accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination payable on the 60th day following such termination; and (ii) a lump sum cash payment equal to 12 times the Company-paid portion of the monthly COBRA continuation premiums for Mr. Clouse and his eligible dependents, if any, for COBRA continuation coverage under the Company’s health, vision and dental plans. In the case of Mr. Clouse’s termination of employment for any reason other than an Ineligible Severance Event, Mr. Clouse will only be entitled to receive those severance benefits, if any, provided under the Severance Plan as discussed below.

Certain of Mr. Clouse’s rights to severance and other compensation in the event of termination of his employment are subject to certain restrictive covenants, including with respect to non-solicitation of the Company’s employees and customers and employment by Mr. Clouse at companies that provide financial services similar to the services provided by the Company or its affiliates.

Employment Agreement with W. Randall Rapp

Mr. Rapp is party to an employment agreement with the Company, which has an initial term of three years with automatic annual renewals thereafter unless either party provides notice of non-renewal at least 30 days prior to the ensuing termination date or Mr. Rapp’s employment is earlier terminated in accordance with the agreement. Pursuant to his employment agreement, Mr. Rapp serves as President of the Bank.  Mr. Rapp is entitled to an annual base salary of not less than $410,000 and is eligible to receive periodic incentive bonuses for each fiscal year, with the bonus opportunity being not less than 50% of his base salary, with a maximum target opportunity up to 75% of base salary. Mr. Rapp is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with the Company’s established policies and to participate in equity or other long-term compensation programs at the discretion of the Company. The fringe benefits to which Mr. Rapp is entitled include: (i) taking reasonable vacation time when needed; (ii) Group Health Insurance (medical, vision, and dental) and Long- and Short- Term Disability Insurance; (iii) mobile communication devices for use in connection with the Company’s business from which he may derive personal benefit; and (iv) an automobile allowance.

Pursuant to his employment agreement, Mr. Rapp has the right to participate in the Company’s Omnibus Plan as determined by the Board’s Compensation Committee, subject to vesting and other rights described in the Omnibus Plan.

The employment agreement also requires that as a condition of his employment with the Company, Mr. Rapp will hold a minimum of $400,000 worth of equity in the Company. He has until July 1, 2025, to reach the required stock threshold.

Mr. Rapp’s employment agreement provides for certain payments in the event of a qualifying termination of employment. If Mr. Rapp’s employment is terminated during the term of the employment agreement due to his death or disability, Mr. Rapp will be entitled to: (i) a lump sum cash payment equal to his accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination payable on the 60th day following such termination; and (ii) a lump sum cash payment equal to 12 times the Company-paid portion of the monthly COBRA continuation premiums for Mr. Rapp and his eligible dependents, if any, for COBRA continuation coverage under the Company’s health, vision and dental plans. In the case of Mr. Rapp’s termination of employment for any reason other than an Ineligible Severance Event, Mr. Rapp will only be entitled to receive those severance benefits, if any, provided under the Severance Plan as discussed below.

Certain of Mr. Rapp’s rights to severance and other compensation in the event of termination of his employment are subject to certain restrictive covenants, including with respect to confidentiality and non-solicitation of the Company’s employees and customers.

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Executive Compensation

Senior Executive Severance Plan

Messrs. Maddox, Clouse and Rapp each participate in the Severance Plan. The Severance Plan is intended to be a top-hat welfare benefit plan under ERISA. The primary purpose of the Severance Plan is to attract and retain key talent by providing financial protection to certain executives of the Company, including the Company’s NEOs, in the event of unexpected job loss.

The Compensation Committee of the Board serves as the administrator (the “Administrator”) of the Severance Plan and determines those employees who will be eligible to participate in the Severance Plan (referred to as “Eligible Executives”). Messrs. Maddox, Clouse and Rapp are Eligible Executives under the Severance Plan.

Eligible Executives are entitled to certain benefits under the Severance Plan if the Eligible Executive experiences a “Qualifying Termination” or a “Qualifying CIC Termination” as such terms are defined under the Severance Plan. A Qualifying Termination occurs either when the Eligible Executive voluntarily terminates his or her employment with the Company because of a “Constructive Termination”, or the Eligible Executive is involuntarily terminated by the Company for other than an Ineligible Severance Event. A Qualifying CIC Termination is generally defined to be a Qualifying Termination occurring during the term of the plan and one year following a “Change in Control” or during the pendency of a “Potential Change in Control” as such terms are defined in the Severance Plan. No Eligible Executive is entitled to severance benefits under the Severance Plan unless the executive enters into a release agreement with the Company within the time period following his or her termination specified in the Severance Plan.

Qualifying Termination

If any of the NEOs experiences a Qualifying Termination and executes a release, the NEO is entitled to the following benefits under the Severance Plan:

●	Payments. Cash payments equal to the following, less all applicable tax withholdings, paid ratably over six months (unless otherwise noted) following the NEO’s termination date:
o	two times the NEO’s annual base salary as of the NEO’s termination date;
o	two times the amount of the cash bonus the NEO would have received under the AIP for the year in which the NEO’s termination date occurred, as if an “at target” level of performance was achieved for the plan year and the NEO had remained employed through the end of the plan year; and
o	the aggregate premium cost of twelve months of coverage, under the Company’s health, vision, and dental plans for the NEO and the NEO’s dependents, if any, that were enrolled in such plans before the termination.
●	Additional Payments. The NEO will be also be paid the pro rata portion of the amount of the cash bonus the NEO would have received under the AIP for the year in which the NEO’s termination date occurred based on achievement (if any) of the performance metrics and goals established for such award if the NEO had remained employed through the end of the plan year. This additional payment will be payable in lump sum when the annual bonus payments are paid to other active bonus plan participants.
●	Outplacement Services. The Company will reimburse each NEO up to $25,000 for reasonable and well-documented expenses directly related to outplacement counselling services during the 18-month period following termination.
●	Equity Awards. Equity awards held by the NEO will vest, if at all, in accordance with their terms.

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Executive Compensation

Qualifying CIC Termination

If any of the NEOs experiences a Qualifying CIC Termination and executes a release, the NEO is entitled to the following benefits under the Severance Plan:

●	Payments. Cash payments equal to the following, less all applicable tax withholdings, paid in a lump sum within 60 days following the NEO’s termination date:
o	three times the NEO’s annual base salary as of the NEO’s termination date;
o	three times the amount of the cash bonus the NEO would have received under the AIP for the year in which the NEO’s termination date occurred, as if an “at target” level of performance was achieved for the plan year and the NEO had remained employed through the end of the plan year;
o	the pro rata portion of the amount of the cash bonus the NEO would have received under the AIP for the year in which the NEO’s termination date occurred, as if an “at target” level of performance was achieved for the plan year and the NEO had remained employed through the end of the plan year; and
o	the aggregate premium cost of 18 months of coverage under the Company’s health, vision, and dental plans for the NEO and the NEO’s dependents, if any, that were enrolled in such plans before the termination.
●	Outplacement Services. The Company will reimburse each NEO up to $25,000 for reasonable and well-documented expenses directly related to outplacement counselling services during the 18-month period following termination.
●	Equity Awards. Equity awards held by an NEO will vest, if at all, in accordance with their terms. See below under “Potential Payments upon a Termination or Change in Control” for information regarding impact to any NEO’s equity upon a Qualifying CIC Termination.

The Severance Plan does not provide for a gross-up payment to the Eligible Executive if the Eligible Executive is subject to an excise tax under Internal Revenue Code Section 4999(a). The Severance Plan contains provisions for adjustment to the timing of payments to minimize accelerated or additional tax pursuant to Internal Revenue Code Section 409A. Claims for benefits under the Severance Plan are governed by the Severance Plan’s claims procedure. Any benefits received by an NEO pursuant to the Severance Plan will be in lieu of any general severance policy or other change in control severance plan maintained by the Company.

The Severance Plan was amended and restated effective May 1, 2022, and has an initial one-year term with respect to severance payments in connection with a Qualifying Termination and a three-year term with respect to severance payments in connection with a Qualifying CIC Termination. Unless the Company provides notice that the plan’s term will not be renewed at least 90 days before the end of the applicable term, the terms will automatically renew for successive one-year periods. The Administrator has reserved the right to amend the Severance Plan at any time and in any way it determines advisable; provided that if such an amendment would materially and adversely affect the rights of any Eligible Executive, the Company must obtain the Eligible Executive’s written consent to the amendment. The Company has not provided notice of non-renewal to the NEOs.  The Administrator also has discretionary authority to construe and interpret the terms of the Severance Plan and its decisions, actions and interpretations are final and binding on all parties.

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Executive Compensation

Equity Based Plans

Equity-based incentive awards are currently made through the Company’s Omnibus Plan. The Board of Directors approved the Omnibus Plan on October 25, 2018, which was subsequently amended and restated effective July 18, 2019. Upon the approval of the Omnibus Plan, no further awards were granted under the Company’s previous equity plans: (i) the CrossFirst Bankshares, Inc. Stock Appreciation Rights Plan; (ii) the CrossFirst Holdings, LLC Equity Incentive Plan; (iii) the CrossFirst Holdings, LLC New Market Founder Equity Incentive Plan; and (iv) the CrossFirst Bankshares, Inc. Employee Equity Incentive Plan (each, a “Legacy Plan”). Outstanding equity awards granted under the Legacy Plans were assumed as awards under the Omnibus Plan as agreed upon with participants, impacting all participants who agreed to the assumption, and such assumed awards are subject to the terms of the Omnibus Plan (each, a “Legacy Award”). The Company also has an Employee Stock Purchase Plan, but employees considered partners or managing partners, which includes our executive officers, are not eligible to participate.

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Executive Compensation

Executive Compensation Tables

The narrative discussed above, tables and footnotes below, describe the total compensation paid to each of our NEOs.

2023 Summary Compensation Table

The following table contains information regarding the components of total compensation of the NEOs for the Company’s years ended December 31, 2023, and to the extent required by SEC executive compensation disclosure rules, 2022. The information included in this table reflects compensation earned by the NEOs for services rendered to the Company during the respective period.

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
		Salary	Bonus	Awards	Awards	Comp.	Compensation	Total
	Year	($)	($)	(1)(2) ($)	(1)(3) ($)	(4)($)	(5) ($)	($)
Michael J. Maddox	2023	712,500	—	593,019	—	514,823	103,973	1,924,315
President & CEO	2022	615,625	—	474,404	—	462,750	83,392	1,636,171
Benjamin R. Clouse	2023	447,169	—	225,896	—	213,030	29,071	915,166
Chief Financial Officer(6)
W. Randall Rapp	2023	427,500	—	220,905	—	203,562	40,283	892,250
President, CrossFirst Bank	2022	398,458	10,000	221,301	33,900	252,970	38,165	954,794
(1)	The amounts set forth in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of equity awards computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the aggregate grant date fair value of the equity awards are set forth in Note 17 of the notes to our audited consolidated financial statements in our annual reports on Form 10-K for the years ended December 31, 2023, and 2022. All equity awards were granted under our Omnibus Plan and related to our Common Stock.
(2)	For 2023, the amounts set forth in this column include the aggregate grant date fair values of time-based RSUs granted in 2023 as follows: (i) $290,004 for Mr. Maddox; (ii) $112,497 for Mr. Clouse; and (iii) $107,506 for Mr. Rapp. The amounts set forth in this column also include the aggregate grant date fair values of PSUs granted at target in 2023 as follows: (i) $303,015, with a maximum potential value of $454,522, for Mr. Maddox; (ii) $113,399, with a maximum potential value of $170,099, for Mr. Clouse; and (iii) $113,399, with a maximum potential value of $170,099, for Mr. Rapp. For 2022, the amounts set forth in this column include the aggregate grant date fair values of time-based RSUs granted in 2022 as follows: (i) $218,757 for Mr. Maddox and (ii) $144,300 for Mr. Rapp. The amounts set forth in this column also include the aggregate grant date fair values of performance shares granted at target in 2022 as follows: (i) $255,647, with a maximum potential value $383,471, for Mr. Maddox and (ii) $77,000, with a maximum potential value of $115,500, for Mr. Rapp.
(3)	The amounts set forth in this column consist of the aggregate grant date fair value of time-based stock settled appreciation rights granted to Mr. Rapp.
(4)	Represents annual nonequity plan awards to be paid as a result of the attainment of specific goals under the Company’s AIP.
(5)	“All Other Compensation” for the named executive officers during 2023 is summarized below.
(6)	Mr. Clouse joined the Company in July 2021 and was not an NEO for 2022.

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Executive Compensation

		Club	Disability and	Automobile		Total “All
	Company 401k	Dues	Life Insurance	Expense	Other	Other
	Match	($)	($)	($)	($)	Compensation”
Name	($)	(A)	(B)	(C)	(D)	($)
Michael J. Maddox	16,500	25,554	27,560	18,000	16,359	103,973
Benjamin R. Clouse	16,500	—	5,110	7,200	261	29,071
W. Randall Rapp	16,500	—	14,307	7,200	2,276	40,283
(A)	Includes annual dues for country club memberships.
(B)	Includes premiums for disability and life insurance policies.
(C)	Includes an automobile allowance for business use from which the executive may have derived some personal benefit.
(D)	Includes the cost of a physical exam for Mr. Maddox, gifts as well as costs (including travel, meals, entertainment and related personal incidentals) of the attendance by a family member of the NEO at certain Company events.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth information relating to the unexercised or unvested equity awards held by the named executive officers as of December 31, 2023:

											Equity
											Incentive
											Plan
									Equity		Awards:
									Incentive		Market or
									Plan		Payout
								Market	Awards:		Value of
								Value of	Number of		Unearned
						Number		Shares	Unearned		Shares,
						of		or Units	Shares,		Units or
	Number of	Number of				Shares		of Stock	Units or		Other
	Securities	Securities				or Units		That	Other		Rights
	Underlying	Underlying		Option		of Stock		Have	Rights		That
	Unexercised	Unexercised		Exercise	Option	That		Not	That Have		Have Not
	Options (#)	Options (#)		Price	Expiration	Have Not		Vested	Not Vested		Vested
Name	Exercisable	Unexercisable		($)	Date	Vested (#)		($)(1)	(#)		($)(1)
Michael J.	68,570	—		$7.50	5/1/2025	—		—	—		—
Maddox	60,000	—		$14.25	7/26/2033	—		—	—		—
	22,858	—		$7.50	5/1/2028	—		—	—		—
	57,142	—		$6.25	1/24/2028	—		—	—		—
	25,907	—		$9.35	6/1/2030	—		—	—		—
	—	—		—	—	34,154	(2)	$463,811	—		—
	—	—		—	—	—		—	59,079	(3)	$802,293
Benjamin R.	7,143	17,857	(4)	$14.14	7/28/2031	—		—	—		—
Clouse	—	—		—	—	13,284	(5)	$180,397	—		—
	—	—		—	—	—		—	13,413	(6)	$182,149
W. Randall	25,807	19,355	(7)	$15.50	4/1/2029	—		—	—		—
Rapp	714	4,286	(8)	$13.46	7/1/2032
	—	—		—	—	20,699	(9)	$281,092	—		—
	—	—		—	—	—		—	19,106	(10)	$259,459

(1)	The market value is based on the closing price of our Common Stock of $13.58 on December 29, 2023 (the last trading day of 2023).
(2)	Time-based RSUs vest as follows: (i) 8,871 RSUs vested on February 24, 2024; (ii) 6,895 RSUs vested on March 1, 2024; (iii) 4,598 RSUs vest on February 24, 2025; (iv) 6,895 RSUs vest on March 1, 2025; and (v) 6,895 RSUs vest on March 1, 2026.
(3)	Represents the number of actual PSUs that vested on March 1, 2024, and the number of PSUs that may vest on February 24, 2025, and March 1, 2026 based upon the achievement of certain performance metrics at target. The maximum number of PSUs that may vest on February 24, 2025, and March 1, 2026 is 56,340.
(4)	Time-based stock settled appreciation rights (“SARs”) awards vest as follows: (i) 3,571 SARs vest on July 29, 2024; (ii) 3,572 SARs vest on July 28, 2025; (iii) 3,571 SARs vest on July 28, 2026; (iv) 3,572 SARs vest on July 28, 2027; and (v) 3,571 SARs vest on July 28, 2028.

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Executive Compensation

(5)	Time-based RSUs vest as follows: (i) 1,797 RSUs vested on February 24, 2024; (ii) 2,675 RSUs vested on March 1, 2024; (iii) 1,667 RSUs vest on July 29, 2024; (iv) 1,796 RSUs vest on February 24, 2025; (v) 2,674 RSUs vest on March 1, 2025; and (vi) 2,675 RSUs vest on March 1, 2026.
(6)	Represents the number of PSUs that may vest on February 24, 2025, and March 1, 2026 based upon the achievement of certain performance metrics at target. The maximum number of PSUs that may vest on February 24, 2025, and March 1, 2026 is 20,120.
(7)	Time-based SARs vest as follows: (i) 6,452 SARs vest on April 1, 2024; (ii) 6,451 SARs vest on April 1, 2025; and (iii) 6,452 SARs vest on April 1, 2026.
(8)	Time-based SARs vest as follows: (i) 715 SARs vest on July 1, 2024; (ii) 714 SARs vest on July 1, 2025; (iii) 714 SARs vest on July 1, 2026; (iv) 714 SARs vest on July 1, 2027; (v) 715 SARs vest on July 1, 2028; and (vi) 714 SARs vest on July 1, 2029.
(9)	Time-based RSUs vest as follows: (i) 3,080 RSUs vested on February 24, 2024; (ii) 2,556 RSUs vested on March 1, 2024; (iii) 5,000 RSUs vest on May 11, 2024; (iv) 1,666 RSUs vest on July 1, 2024; (v) 1,618 RSUs vest on February 24, 2025; (vi) 2,556 RSUs vest on March 1, 2025; (vii) 1,667 RSUs vest on July 1, 2025; and (viii) 2,556 RSUs vest on March 1, 2026.
(10)	Represents the number of actual PSUs that vested on March 1, 2024, and the number of PSUs that may vest on February 24, 2025, and March 1, 2026 based upon the achievement of certain performance metrics at target. The maximum number of PSUs that may vest on February 24, 2025, and March 1, 2026 is 19,319.

Potential Payments upon a Termination or Change in Control

Below we have described how the equity awards set forth in the table above are generally treated in the event of a change in control or upon the NEO’s termination of employment pursuant to the terms of the applicable award, in each case subject to the specific terms of such NEO’s employment agreement described above.

Change in Control

If upon the occurrence of a "Change in Control" (as defined in the Omnibus Plan) of the Company (A) any surviving entity or acquiring entity assumes any equity award and within one year following the effective date of the Change in Control an NEO’s employment is involuntarily terminated without cause, or (B) the surviving or acquiring entity does not assume outstanding Company equity awards, then: (i) all of that NEO’s outstanding options or SARs become fully exercisable; (ii) all time-based vesting restrictions on the outstanding equity awards listed above will lapse and become fully vested as of the date of the Change in Control; and (iii) the payout level of an NEO’s performance-based awards will be deemed earned either at target (if the Change in Control is in first half of the year) or at the actual level of achievement (if the Change in Control is in second half of the year).

Termination of Employment

Termination of Employment due to Death or Disability

In the event an NEO experiences a termination of employment due to death or disability, all of the NEO’s outstanding equity awards listed above will become fully vested. The NEO or the NEO’s estate may only exercise a SAR which vests due to the NEO’s termination of employment due to death or disability within the 12-month period following the date of the NEO’s termination of employment due to death or disability.

Termination of Employment due to Retirement

In the event an NEO’s employment is terminated due to qualified retirement, the NEO’s unvested RSUs that have been outstanding for at least one year prior to the date of retirement will continue to vest in accordance with the vesting schedule. If an NEO resigns due to a qualified retirement after the first anniversary of the grant date of a PSU, a pro rata portion of the PSU to which they would have been entitled had they not retired will continue to vest in accordance with the vesting schedule. An NEO must have attained the age of 55, be in good standing with the Company, have been employed with the Company for at least 10 years and have provided at least six months advance written notice of intent to retire for a qualified retirement with respect to RSUs or PSUs.

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Executive Compensation

For NEOs, any legacy stock appreciation rights shall become vested upon the NEO’s termination of employment due to qualified retirement. Legacy stock appreciation rights refer to such awards issued prior to our adoption of the Omnibus Plan in 2018. Such legacy stock appreciation rights may only be exercised during the 12-month period following the NEO’s termination of employment due to qualified retirement. An NEO must have attained the age of 65, be in good standing with the Company and have been employed with the Company for no less than 5 years to be eligible for qualified retirement with respect to certain legacy stock appreciation rights.

SARs issued under our Omnibus Plan do not include a retirement vesting provision subject to any provisions of an executive’s employment agreement.

As of December 31, 2023, no NEO was eligible to retire under the definitions applicable to the legacy stock appreciation rights, the RSUs or the PSUs.

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Audit Matters

Audit Matters

PROPOSAL 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, when appropriate, replace the independent registered public accounting firm. Each year the Audit Committee evaluates the qualifications and performance of the independent registered public accounting firm and considers, as appropriate, the rotation of the independent audit firm. Based on this evaluation, the Board of Directors and the Audit Committee recommend that you ratify the appointment of FORVIS LLP (“FORVIS”), to serve as our independent registered public accounting firm for 2024. The Board of Directors and the Audit Committee believe the continued retention of FORVIS is in the best interest of the Company and its stockholders. FORVIS has served as the independent registered public accounting firm for the Company since 2009. Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002 and the Audit Committee’s Charter, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years. The current lead FORVIS audit partner was designated commencing with the 2023 audit. A representative of FORVIS will be present at the Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the appointment of FORVIS as our independent registered public accounting firm for 2024. Proxies solicited by the Board will be voted FOR this ratification unless otherwise instructed.

Independent Registered Public Accounting Firm Fees

The Audit Committee pre-approves all audit and non-audit fees associated with the Company’s retention of FORVIS. The following table summarizes the aggregate fees (including related expenses) for professional services provided by FORVIS related to 2022 and 2023.

	2023	2022
Audit Fees (1)	$461,364	$429,562
Audit-Related Fees (2)	$123,165	$111,864
Tax Fees (3)	$127,112	$156,941
All Other Fees	—	—
Total	$711,641	$698,367

(1)	Audit fees include financial statement audits, review of interim financial statements, audit committee meetings, accounting and auditing consultations, comfort letters and consents.
(2)	Audit-related fees include the audits of employee benefit plans and audits of internal control over financial reporting.
(3)	Tax fees include tax compliance, return preparation, advice, planning, cost segregation studies and state and local tax services.

The Audit Committee has determined that the provision of services by FORVIS described in the preceding paragraphs is compatible with maintaining FORVIS’ independence. All permissible non-audit services provided by FORVIS in 2023 were pre-approved by the Audit Committee. In addition, audit engagement hours were performed by FORVIS’ full-time, permanent employees.

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Audit Matters

Policy Regarding Pre-Approval of Independent Registered Public Accounting Firm Services

In order to ensure the continued independence of our independent registered public accounting firm, the Audit Committee has adopted a policy requiring pre-approval of audit and non-audit services performed by our independent registered public accounting firm. Under that policy, the Audit Committee pre-approves a list of audit, audit-related and permitted non-audit services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee, provided that the fees for such services fall within the range of fees pre-approved annually by the Audit Committee for such services. Any type of service that is not included on the list of pre-approved services or that exceeds pre-approved fee levels must be specifically pre-approved by the Audit Committee. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve any audit or permitted non-audit service to be performed by the independent registered public accounting firm, provided that such approvals are presented to the full Audit Committee at the next scheduled meeting and that estimated fees for such services are not in excess of certain limits. The Audit Committee reviews its pre-approval policy annually for purposes of assuring its continued appropriateness and compliance with applicable law and listing standards.

Pursuant to Section 202 of the Sarbanes-Oxley Act of 2002, our Audit Committee has approved all audit and non-audit services performed to date and currently planned to be provided by FORVIS related to fiscal year 2024. The planned services include the annual audit, quarterly reviews and issuances of consents related to SEC filings. Additionally, FORVIS has been engaged in 2024 to provide the following audit related services: audit of internal control over financial reporting, consulting services for routine auditing matters, and assistance with responding to any SEC comment letters.

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Audit Matters

Audit Committee Report

The Audit Committee oversees and reports to the Board of Directors on all accounting and financial reporting processes; audits of the financial statements; the qualifications and independence of the independent registered public accounting firm engaged to provide independent audits and related services; and the performance of the internal audit function and independent registered public accounting firm.  The Audit Committee also performs the other duties required by federal securities laws and regulations, the Federal Deposit Insurance Act and related regulations, Nasdaq listing standards, and its charter.

The Audit Committee (1) has reviewed and discussed the audited financial statements included in the Company’s 2023 annual report on Form 10-K with management; (2) has discussed with our independent registered public accounting firm all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the rules of the SEC and Nasdaq; and (3) has received the written disclosures and the letter from our independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based upon this review, discussion, disclosures, and materials described in items (1) through (3) in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2023 annual report on Form 10-K. The Committee also has considered whether the amount and nature of non-audit services rendered by the independent registered public accounting firm are consistent with its independence.

Submitted by the Audit Committee of the Board of Directors:

Kevin S. Rauckman (Chair)
Steven W. Caple
Jennifer M. Grigsby
Stephen K. Swinson

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

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Beneficial Ownership of Company Stock

Beneficial Ownership of Company Stock

The Company has two classes of stock issued and outstanding – Common Stock and Series A Preferred Stock.  Each share of Common Stock entitles the holder to one vote on matters submitted for approval of the common stockholders.  Holders of the Series A Preferred Stock have no voting rights except with respect to certain changes in the terms of the Series A Preferred Stock, the issuance of capital stock ranking senior to the Series A Preferred Stock, certain fundamental business transactions and as otherwise required by applicable law, subject to certain limitation.

We encourage our directors, officers and employees to own our Common Stock to align their interests with stockholders. All of our executive officers, including our NEOs, are subject to share ownership guidelines and share retention requirements as described above in “Executive Compensation.” This commitment ties a portion of their net worth to the price of the Company’s Common Stock and provides a continuing incentive for them to work towards superior long-term stock performance.

The following table sets forth, as of March 4, 2024 (unless otherwise noted below) the beneficial ownership of (i) Common Stock by each person known to us to own beneficially more than 5% of the aggregate shares of Common Stock outstanding, and (ii) Common Stock and Series A Preferred Stock by (A) each director and nominee for election as a director, (B) each NEO included in the Summary Compensation Table, and (C) the executive officers and directors of the Company as a group. Each of the persons, or group of persons, in the table below has sole voting power and sole investment power as to all of the shares shown as beneficially owned by them, except as otherwise indicated. The percentage of calculations below are based on the number of shares of Common Stock or Series A Preferred Stock, as applicable, outstanding as of March 4, 2024.

		Amount and Nature	Percentage of
		of Beneficial	Class
Name and Address of Beneficial Owner	Title of Class (1)	Ownership (2)	Outstanding
T. Rowe Price Investment Management Inc. (3)	Common Stock	6,371,044	12.88%
BlackRock (4)	Common Stock	3,700,220	7.48%
First Security Bancorp (5)	Common Stock	3,054,924	6.18%
Rodney K. Brenneman (6)	Common Stock	248,015	*
	Series A Preferred Stock	100	1.29%
George C. Bruce (7)	Common Stock	69,006	*
Steven W. Caple (8)	Common Stock	882,496	1.78%
	Series A Preferred Stock	750	9.68%
Benjamin R. Clouse (9)	Common Stock	21,585	*
	Series A Preferred Stock	105	1.35%
Ronald C. Geist (10)	Common Stock	713,201	1.44%
	Series A Preferred Stock	1,600	20.65%
Jennifer M. Grigsby (11)	Common Stock	62,340	*
George E. Hansen III (12)	Common Stock	123,017	*
Lance A. Humphreys (13)	Common Stock	190,193	*
	Series A Preferred Stock	25	*
Mason D. King (14)	Common Stock	1,146,128	2.32%
James W. Kuykendall (15)	Common Stock	319,023	*
	Series A Preferred Stock	2,000	25.81%
Michael J. Maddox (16)	Common Stock	216,231	*
	Series A Preferred Stock	50	*
W. Randall Rapp (17)	Common Stock	45,276	*
	Series A Preferred Stock	50	*
Kevin S. Rauckman (18)	Common Stock	56,121	*
	Series A Preferred Stock	250	3.22%
Michael K. Robinson (19)	Common Stock	58,881	*
Grey Stogner (20)	Common Stock	67,595	*
	Series A Preferred Stock	500	6.45%

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Beneficial Ownership of Company Stock

Stephen K. Swinson (21)	Common Stock	110,786	*
	Series A Preferred Stock	200	2.58%
Directors and executive officers as a group	Common Stock	4,464,979	9.03%
(20 persons) (22)	Series A Preferred Stock	5,735	74.00%
*	Represents beneficial ownership of less than 1%.
(1)	The Company has two classes of stock issued and outstanding – Common Stock and Series A Preferred Stock.
(2)	Beneficial ownership information is based upon information supplied by officers, directors and principal stockholders of the Company. Except as to jointly held shares and except as otherwise noted in the footnotes to this table, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Amounts include shares subject to restricted stock awards, which have voting rights. With respect to the number of shares issuable upon settlement of stock-settled appreciation rights, the number is based upon a deemed market price per share of our Common Stock of $12.58, the Company’s closing stock price on March 4, 2024.
(3)	Information is furnished in reliance on the Amendment No. 2 to Schedule 13G of T. Rowe Price Associates Investment Management, Inc. (“T. Rowe Price”) filed on February 14, 2024. These shares are owned by various investors for which T. Rowe Price serves as investment advisor with power to direct investments and/or sole power to vote the securities. The Amendment No. 2 to Schedule 13G indicates that T. Rowe Price has sole voting power of 2,179,882 shares of Common Stock and sole dispositive power of 6,371,044 shares of Common Stock. T. Rowe Price’s principal address is 101 E. Pratt Street, Baltimore, MD 21201.
(4)	Information is furnished in reliance on the Amendment No. 2 to Schedule 13G of BlackRock, Inc. filed on January 26, 2024. These shares are owned by various investors for which BlackRock (“BlackRock”) serves as investment advisor with power to direct investments and/or the sole power to vote the securities. The Amendment No. 2 to Schedule 13G indicates that BlackRock has sole voting power of 3,592,977 shares of Common Stock and sole dispositive power of 3,700,220 shares of Common Stock. BlackRock’s principal address is 50 Hudson Yards, New York, NY 10001.
(5)	Information is furnished in reliance on First Security Bancorp’s shares of Common Stock held at the Company’s transfer agent as of February 20, 2024. First Security Bancorp’s principal address is 314 North Spring Street, Searcy, Arkansas, 72413.
(6)	Consists of: (i) 200,478 shares of Common Stock and 100 shares of Series A Preferred Stock held by the Brenneman Living Trust of which Mr. Brenneman is a co-trustee together with his spouse and as to which shares Mr. Brenneman has shared voting and investment power, (ii) 39,500 shares of Common Stock held by Mr. Brenneman’s IRA, (iii) 2,713 shares of Common Stock held by Mr. Brenneman individually, (iv) 3,389 unvested shares of restricted stock held by Mr. Brenneman, and (v) 1,935 shares of phantom stock payable in Common Stock upon Mr. Brenneman’s separation of service as a director.
(7)	Consists of: (i) 8,000 shares of Common Stock held by Mr. Bruce’s IRA, (ii) 30,947 shares of Common Stock held jointly by Mr. Bruce and his spouse, (iii) 3,767 shares of Common Stock held by Mr. Bruce individually, (iv) 22,903 shares of phantom stock payable in Common Stock upon Mr. Bruce’s separation of service as a director, and (v) 3,389 unvested shares of restricted stock held by Mr. Bruce.
(8)	Consists of 7,261 unvested shares of restricted stock, 875,235 shares of Common Stock, and 750 shares of Series A Preferred Stock held by LHFI III, LLC, of which Mr. Caple serves as sole manager and as to which shares Mr. Caple has shared voting and investment power.
(9)	Consists of 14,900 shares of Common Stock held jointly by Mr. Clouse and his spouse, and 6,685 shares of Common Stock and 105 shares of Series A Preferred Stock held by Mr. Clouse individually.
(10)	Consists of: (i) 39,536 shares of Common Stock held jointly by Mr. Geist and his spouse, (ii) 13,635 shares of Common Stock and 100 shares of Series A Preferred Stock held by Mr. Geist individually, (iii) 3,728 unvested shares of restricted stock held by Mr. Geist, and (iv) 656,302 shares of Common Stock and 1,500 shares of Series A Preferred Stock held by Starwood Investments, L.P., of which Mr. Geist serves as managing partner and as to which shares Mr. Geist has shared voting and investment power.
(11)	Consists of: (i) 38,408 shares of Common Stock held by the Jennifer M. Grigsby Living Trust of which Ms. Grigsby is a co-trustee together with her spouse and as to which shares Ms. Grigsby has shared voting and investment power, (ii) 17,830 shares of phantom stock payable in Common Stock upon Ms. Grigsby’s separation of service as a director, (iii) 2,713 shares of Common Stock held by Ms. Grigsby individually, and (iv) 3,389 unvested shares of restricted stock held by Ms. Grigsby.
(12)	Consists of: (i) 33,406 shares of Common Stock held by Mr. Hansen’s IRA, (ii) 46,946 shares of Common Stock held by HCI, LLC, of which Mr. Hansen is the sole member and as to which shares Mr. Hansen has shared voting and investment power, (iii) 10,804 shares of Common Stock held by Mr. Hansen individually, and (iv) 31,861 shares of phantom stock payable in Common Stock upon Mr. Hansen’s separation of service as a director.

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Beneficial Ownership of Company Stock

(13)	Consists of: (i) 3,389 unvested shares of restricted stock held by Mr. Humphreys, (ii) 17,498 shares of Common Stock held by Mr. Humphreys individually, (iii) 31,912 shares of Common Stock held by 410 Investments, LLC, of which Mr. Humphreys is manager and as to which shares Mr. Humphreys has sole voting and investment power, (iv) 137,394 shares of Common Stock held by 640 Legacy Partners, LLC (f/k/a Carlton Landing, LLC) of which Mr. Humphreys is a managing partner and has investment discretion, and (v) 25 shares of Series A Preferred Stock held by the Lance Humphreys Trust u/t/a 12/15/2010, in which Mr. Humphreys is the Trustee.
(14)	Consists of: (i) 70,349 shares of Common Stock held by Mr. King individually, (ii) 30,163 shares of phantom stock payable in Common Stock upon Mr. King’s separation of service as a director, (iii) 405,264 shares of Common Stock held by Luther King Capital Management Corporation with respect to which Mr. King is the Director of Public Equity Investment Strategies and a portfolio manager, and (iv) 640,352 shares of Common Stock held by LKCM Private Discipline Master Fund, SPC with respect to which Mr. King is a limited partner. Except for the shares held by Mr. King individually, Mr. King has shared voting and investment power with respect to all such shares.
(15)	Consists of: (i) 58,201 shares held by Mr. Kuykendall individually, (ii) 7,116 unvested shares of restricted stock held by Mr. Kuykendall, (iii) 183,706 shares of Common Stock held by Equipment World, Inc., a company owned by Mr. Kuykendall and as to which shares Mr. Kuykendall has sole voting and dispositive power, and (iv) 70,000 shares of Common Stock and 2,000 shares of Series A Preferred Stock held by Signature Leasing, LLC, of which Mr. Kuykendall is a manager and as to which shares Mr. Kuykendall has shared voting and dispositive power.
(16)	Consists of: (i) 127,736 shares of Common Stock and 50 shares of Series A Preferred Stock held by Mr. Maddox individually, (ii) 16,170 shares of Common Stock held by Mr. Maddox’s IRA, (iii) shares of Common Stock issuable upon settlement of 28,753 stock-settled appreciation rights which are currently exercisable with an exercise price of $6.25, (iv) shares of Common Stock issuable upon settlement of 36,920 stock-settled appreciation rights with an exercise price of $7.50 which are currently exercisable, and (v) shares of Common Stock issuable upon settlement of 6,652 stock-settled appreciation rights with an exercise price of $9.35 which are currently exercisable.
(17)	Consists of: (i) 38,376 shares of Common Stock and 50 shares of Series A Preferred Stock held by Mr. Rapp individually, and (ii) 6,900 shares of Common Stock held jointly by Mr. Rapp and his spouse.
(18)	Consists of: (i) 14,446 shares of Common Stock and 250 shares of Series A Preferred Stock held by Mr. Rauckman individually, (ii) 4,357 unvested shares of restricted stock held by Mr. Rauckman, and (iii) 37,318 shares of Common Stock held by the Kevin S. Rauckman Trust, of which Mr. Rauckman is the sole trustee and therefore has sole voting and dispositive power with respect to such shares.
(19)	Consists of: (i) 50,168 shares of Common Stock held jointly by Mr. Robinson and his spouse, and (ii) 8,713 unvested shares of restricted stock held by Mr. Robinson.
(20)	Consists of: (i) 37,322 shares of Common Stock held jointly by Mr. Stogner and his spouse, (ii) 15,192 shares of Common Stock and 500 shares of Series A Preferred Stock held by Mr. Stogner individually, and (iii) 15,081 shares of phantom stock payable in Common Stock upon Mr. Stogner’s separation of service as a director.
(21)	Consists of: (i) 67,412 shares of Common Stock held by Mr. Swinson’s IRA, (ii) 12,470 shares of Common Stock and 200 shares of Series A Preferred Stock held by Mr. Swinson individually, and (iii) 30,904 shares of phantom stock payable in Common Stock upon Mr. Swinson’s separation of service as a director.
(22)	Includes: (i) Common Stock shares issuable upon settlement of 10,782 stock-settled appreciation rights held by executive officers who are not NEOs or directors which are exercisable as of March 4, 2024 with an exercise price of $6.25, (ii) Common Stock shares issuable upon settlement of 13,941 stock-settled appreciation rights held by executive officers who are not NEOs or directors which are currently exercisable with an exercise price of $7.50, (iii) Common Stock shares issuable upon settlement of 8,911 stock-settled appreciation rights held by executive officers who are not NEOs or directors which are currently exercisable with an exercise price of $8.25, (iv) 28,000 shares of Common Stock held by IRAs for the benefit of our executive officers who are not NEOs or directors, (v) 73,451 shares of Common Stock held individually by our executive officers who are not NEOs or directors, and (iv) 105 shares of Series A Preferred Stock held by our executive officers who are not NEOs or directors.

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Related Person Transactions

Related Person Transactions

Policies and Procedures Regarding Related Person Transactions

Transactions by us or the Bank with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include the Affiliates Act and the Federal Reserve’s Regulation W (which governs certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our Board of Directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and Nasdaq concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of the Company include directors (including nominees for election as directors), executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. Any related person transaction proposed to be entered into by the Company, or any of its subsidiaries, must be reported to the Company’s General Counsel and shall be reviewed and approved or ratified by the Audit Committee in accordance with the terms of the policy. In determining whether to approve a related person transaction, that committee will consider, among other factors, the approximate dollar value of the amount of the related person’s interest in the transaction, the nature of the Company’s participation in the transaction, whether the transaction was undertaken in the ordinary course of business of the Company, whether the transaction with the related person is on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and the purpose of and the potential benefits to the Company of the transaction.

In March 2023, the Board of Directors and the Audit Committee, including the disinterested directors, unanimously approved a private offering of Series A Preferred Stock to accredited investors to raise funds for general corporate purposes of the Company, including providing capital to support strategic growth and for making contributions to the capital of CrossFirst Bank; and approved the participation in the proposed offering of related persons, including directors and officers of the Company and their related persons and affiliated entities qualifying as accredited investors, on the same terms as outside investors.  The private offering of Series A Preferred Stock was disclosed pursuant to the Company’s current report on Form 8-K filed with the SEC on March 31, 2023.

In addition to the compensation arrangements with directors and executive officers described in “Director Compensation” and “Executive Compensation” above, the following is a description of each transaction since January 1, 2023, and each proposed transaction in which (1) we have been or are to be a participant; (2) the amount involved exceeds or will exceed $120,000; and (3) any of our directors, executive officers or beneficial holders of more than 5% of our Common Stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

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Certain Transactions

Certain of our officers, directors and principal stockholders, as well as their immediate family members and affiliates, are clients of, or have had transactions with us or the Bank in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. All related party loans or loan commitments, or any transactions involving other financial products or services in connection with these transactions, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors and principal stockholders, as well as their immediate family members and affiliates, are approved by our Board of Directors in accordance with the Bank’s regulatory requirements.  As of December 31, 2023, no related party loans were categorized as non-accrual, past due, restructured or potential problem loans.  We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal stockholders, as well as their immediate family members and affiliates.

Mr. Hansen’s son-in-law is a partner at Polsinelli LLP, a law firm that the Company engages from time-to-time primarily to assist with the negotiation of loan documentation in the ordinary course of its business. The Company spent approximately $190,000 in legal fees in 2023 with Polsinelli. Approximately 62% of these fees were reimbursed by our clients in connection with ordinary course transactions.

Messrs. Kuykendall, Stogner, Swinson, Rauckman, Geist or their affiliated entities, Mr. Maddox and Pamela Breuckmann, Mr. Maddox’s significant other, purchased 2,000, 500, 200, 250, 1,600, 50 and 100 shares, respectively, of Series A Preferred Stock, from the Company for $1,000 per share in connection with a private offering of the Series A Preferred Stock to accredited investors disclosed pursuant to the Company’s current report on Form 8-K filed with the SEC on March 31, 2023.  The purchases of shares in the offering by related persons were on the same terms as purchases by outside investors in the offering.

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ANNUAL MEETING MATTERS

We are providing these materials to you by mail, or upon your request, electronically, in connection with the solicitation by the Board of Directors of proxies to be voted at our Annual Meeting (including at any adjournment or postponement thereof), which will take place virtually at www.virtualshareholder meeting.com/CFB2024 on Tuesday, May 14, 2024 at 10:00 a.m. (Central Time).

These materials include:

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the Notice of the Company’s 2024 Annual Meeting of Stockholders;
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this Proxy Statement; and
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the Company’s 2023 Annual Report to Stockholders.

The materials also include a proxy card or voting instruction form for the Annual Meeting.

All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you vote online or if you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board of Directors.

The Board of Directors recommends that you vote:

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FOR each of the nominees for director; and
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FOR the ratification of the appointment of FORVIS LLP as the Company’s independent registered public accounting firm for 2024.

If any matter not described in this Proxy Statement is properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the Annual Meeting is adjourned or postponed, your shares of Common Stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting. All votes will be tabulated by one or more Inspectors of Election appointed by the Board.

INFORMATION ABOUT THE MEETING

Who Can Vote at the Annual Meeting

Stockholders of Record

Any common stockholder of record as of the close of business on March 15, 2024, the Record Date, or their duly appointed proxies, may virtually attend and vote at the Annual Meeting. As of the Record Date, we had 49,425,266 shares of Common Stock outstanding and entitled to vote. Shares held by us in our treasury account are not considered to be outstanding and will not be considered present or voted at the Annual Meeting. Each share of Common Stock is entitled to vote on each matter at the Annual Meeting. Your proxy card shows the number of shares that you are entitled to vote.

Beneficial Owners

If your shares of Common Stock are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares of Common Stock. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares. As a beneficial owner, you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

 Proxy Statement Page 50

Attending the 2024 Annual Meeting

The Company will be hosting the 2024 Annual Meeting virtually via live audio webcast and using online stockholder tools. Like last year, we believe that using this format will facilitate stockholder attendance and participation. This format empowers common stockholders to participate from any location, at no cost to stockholders. We have designed the virtual format to enhance stockholder access and participation and protect stockholder rights.

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We encourage questions. Common stockholders of record may submit questions online during the 2024 Annual Meeting, following the instructions below. During the 2024 Annual Meeting, we will answer as many stockholder questions as time permits.
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We believe in transparency. A replay of the 2024 Annual Meeting (including the question and answer session) will be available shortly after the meeting on our website (investors.crossfirstbankshares.com) under “News & Events, Calendar” and at www.virtualshareholdermeeting.com/ CFB2024.
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We will help to facilitate participation. We will have live technical support to assist stockholders with any technical difficulties they may have accessing or hearing during the 2024 Annual Meeting. If you encounter any difficulties accessing the meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log in page.

A summary of the information you need to attend and participate in the 2024 Annual Meeting is provided below.

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Any person may access the 2024 meeting online by visiting www.virtualshareholdermeeting.com /CFB2024, but only common stockholders of record as of the Record Date may vote electronically and submit questions during the 2024 Annual Meeting. If you want to vote during the 2024 Annual Meeting any shares you hold in street name, you must obtain instructions from your broker, bank or other nominee.

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The 2024 Annual Meeting will begin promptly at 10:00 a.m. (Central Time). Online access to the live audio webcast will open fifteen minutes prior to the start of the 2024 Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.
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Stockholders will need the 16 digit control number we have provided to you on your proxy card or voting instruction form in order to log in and participate in the 2024 Annual Meeting at www.virtualshareholdermeeting.com/CFB2024.
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We will answer questions from stockholders received during the meeting that are relevant to the business to be conducted at the Annual Meeting or the business of the Company, as time permits. We may impose certain procedural requirements, such as limiting repetitive or follow-up questions, so that more stockholders will have an opportunity to ask questions.
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Stockholders should follow the instructions at www.virtualshareholdermeeting.com/CFB2024 to vote during the 2024 Annual Meeting. Voting online during the meeting will replace any previous votes you submitted via telephone, internet or mail prior to the meeting.

Voting

Quorum

In order to carry on the business of the meeting, we must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of our shares of Common Stock entitled to vote at the meeting. If you return valid proxy instructions or attend the Annual Meeting virtually, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Abstentions, broker non-votes and votes withheld will be treated as present for purposes of determining the presence or absence of quorum.

 Proxy Statement Page 51

HIDDEN_ROW

Vote Required

With respect to the election of directors (Proposal No. 1), directors are elected by a plurality of the votes present or represented at the meeting and entitled to vote on the election of directors (meaning that the four director nominees who receive the highest number of shares voted “For” their election will be elected). You may vote “For” or “Withhold” authority to vote for each of the nominees for election to the Board. If you “Withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the nominees. There is no cumulative voting for the election of directors.

With respect to the ratification of the appointment of FORVIS as our independent registered public accounting firm for 2024 (Proposal No. 2), approval of this proposal requires the affirmative vote of a majority of the votes properly cast for or against this matter. You may vote “For,” “Against” or “Abstain” from voting on this proposal. Abstentions are not considered “votes cast” and will therefore have no effect on the outcome of this proposal. We do not expect to receive broker non-votes on this item as brokers, banks or other nominees will have discretionary authority to vote shares for which “street name” stockholders do not provide voting instructions. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and our stockholders.

Abstentions and Broker Non-Votes

Because directors are elected by plurality vote, “broker non-votes” will have no effect on the election of the nominees. Abstentions and broker non-votes are not considered “votes cast” and will therefore have no effect on the outcome of any other vote taken at the Annual Meeting. An abstention occurs when a stockholder attends the Annual Meeting, either virtually or by proxy, but abstains from voting where permitted. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

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Voting Standards

Proposal		Broker Discretionary Voting Allowed?	Votes Required for Approval	Withhold Votes, Abstentions and Broker Non-Votes	Our Board’s Recommendation
1	Election of Directors	No	Directors are elected by a plurality of the votes cast (meaning that the four director nominees who receive the highest number of shares voted “For” their election will be elected).	Withhold votes and broker non-votes have no impact on the outcome of the vote on this proposal.	“FOR” the election of each director nominee
2	Ratification of FORVIS as the Company’s Independent Registered Public Accounting Firm for 2024	Yes	The affirmative vote of a majority of the votes properly cast for or against the matter.	Abstentions and broker non-votes have no impact on the outcome of the vote on this proposal.	“FOR”

How to Vote

Even if you plan to attend the Annual Meeting, we recommend that you vote in advance of the meeting by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

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Common Stock Held of Record. If you are a stockholder of record, there are four ways to vote. PLEASE CHOOSE ONLY ONE OF THE FOLLOWING:

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Internet Voting. To submit your proxy by Internet, go to www.proxyvote.com. You may submit your proxy via the Internet 24 hours a day, 7 days a week until 11:59 p.m. (Eastern Time) on Monday, May 13, 2024.  If you submit your proxy by Internet, you do not need to return a proxy card.
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Telephone Voting. You may transmit your voting instructions by telephone 24 hours a day, 7 days a week until 11:59 p.m. (Eastern Time) on Monday, May 13, 2024. If you are in the United States or Canada, you may call toll-free 1 (800) 690-6903.  If you transmit your voting instructions by telephone, you do not need to return a proxy card.
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Voting by Mail. You may instruct the persons named as proxies how to vote your Common Stock by completing, signing, dating and mailing the proxy card in the envelope provided (if you received your proxy materials by mail) or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you mail your proxy card, Broadridge must receive it before 10:00 a.m. (Eastern Time) on Monday, May 13, 2024, the last business day before the 2024 Annual Meeting.
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Electronically during the Annual Meeting. You may attend the Annual Meeting on Tuesday, May 14, 2024, at www.virtualshareholdermeeting.com/CFB2024 and vote electronically during the meeting. A vote at the 2024 Annual Meeting will revoke any prior votes.

You will need the 16-digit control number included on your proxy card or voting instruction form. Each stockholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting. Depending on the number of accounts in which you hold Common Stock, you may receive and need to vote more than one control number.

You can vote by any of the methods above prior to the applicable deadline and still attend the virtual 2024 Annual Meeting.

Beneficial Owners. If your Common Stock is held by a broker, bank or other nominee (i.e. in street name), you will receive instructions from the broker, bank or other nominee that you must follow in order to have your shares voted. You may vote by Internet (www.proxyvote.com) or telephone (1 (800) 454-8683), or if you received a voting instruction form by mail, you may return it in the enclosed postage-paid envelope.

Revoking or Changing Your Vote after Submitting Your Proxy

Stockholders of Record. If you are a stockholder of record, you may revoke your initial proxy instructions at any time before the final vote at the Annual Meeting by:

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Completing, signing and returning a new proxy card with a later date that Broadridge receives before 10:00 a.m. (Eastern Time) on May 13, 2024; or
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Submitting a later-dated vote by telephone or Internet at www.proxyvote.com because only your latest telephone or Internet vote received by 11:59 p.m. (Eastern Time) on May 13, 2024, will be counted; or
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Delivering timely written notice of revocation to our Corporate Secretary prior to 10:00 a.m. (Central Time) on May 14, 2024; or
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Attending the Annual Meeting and voting your shares while the polls are open during the Annual Meeting.

Your attendance at the 2024 Annual Meeting will not automatically revoke your proxy unless you vote again at or before the 2024 Annual Meeting.

 Proxy Statement Page 54

Beneficial Owners. If your shares are held in "street name" through a broker, bank or other nominee, you must contact your broker, bank or nominee to receive instructions as to how to revoke your proxy if such instructions have not already been provided to you. In any case, your last properly received and timely voted proxy or ballot will be the vote that is counted.

Electronic Delivery. Stockholders may request to receive proxy materials electronically by email on an ongoing basis. We encourage stockholders to take advantage of electronic delivery to help reduce the environmental impact of our annual meetings and reduce the cost to the Company associated with the physical printing and mailing of materials.

Who to Contact with Questions.  If you have any questions or need assistance voting in advance of the meeting, please contact our Corporate Secretary by email at legal@crossfirst.com or by phone at (913) 901-4516; street name holders may call the number on their voting instruction form.

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GENERAL INFORMATION

Costs of the Solicitation. We will pay the costs of the Annual Meeting, including the cost for solicitation of proxies. The Company has retained Alliance Advisors as its proxy solicitor for the Annual Meeting and expects to pay approximately $12,000, inclusive of reimbursable costs, related to this engagement. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of Company stock for their expenses in forwarding the proxy materials.

Stockholder Proposals Submitted Pursuant to Rule 14a-8. If you desire to have a proposal included in our Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), we must receive your proposal c/o CrossFirst Bankshares, Inc., Attn: General Counsel and Corporate Secretary, 11440 Tomahawk Creek Parkway, Leawood, Kansas 66211 (our principal executive office) on or before November 26, 2024. The proposal must comply with applicable securities regulations.

Stockholder Proposals or Nominations Not Submitted Pursuant to Rule 14a-8. For a stockholder proposal or nomination that is not intended to be included in our Proxy Statement for the 2025 Annual Meeting of Stockholders under Rule 14a-8, the stockholder must provide the information required by our bylaws and give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary not earlier than the close of business on January 14, 2025; and no later than the close of business on February 13, 2025. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of this year’s meeting, notice will be timely if received no earlier than the close of business 120 days and no later than the close of business 90 days in advance of such annual meeting or, if later, 10 days following the date on which the date of the meeting is first publicly disclosed (which is disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act, or 10 days after written notice is mailed to stockholders).In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our General Counsel and Corporate Secretary at 11440 Tomahawk Creek Parkway, Leawood, Kansas 66211 (our principal executive office) that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2025 unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the stockholder. If the date of the 2025 annual meeting is changed by more than 30 calendar days from May 14, 2025, then such notice must be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting or the tenth calendar day following the day on which the Company publicly announces the date of the 2025 annual meeting. In order to comply with Rule 14a-19, the notice must be postmarked or transmitted electronically on or before the applicable deadline. The notice requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under our bylaws as described above.

Availability of Bylaws. Our bylaws, which contain provisions regarding the requirements for making stockholder proposals and nominating director candidates, are available on our website at investors.crossfirstbankshares.com.

Availability of Annual Report on Form 10-K. Our 2023 Annual Report to Stockholders includes a list of all exhibits that were filed with or incorporated by reference to our annual report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”). The Form 10-K, including any specific exhibits filed with it, are available at investors.crossfirstbankshares.com and www.sec.gov. We will furnish copies of the exhibits listed in our Form 10-K if you request them in writing from our Corporate Secretary at our principal executive office. We will ask you to pay our reasonable expenses in furnishing such exhibits. You may make such request only if you are a beneficial owner of Common Stock entitled to vote at the Annual Meeting and you identify yourself as such.

Availability of Stockholder Lists. Stockholders may examine a list of all common stockholders as of the Record Date for any purpose germane to the 2024 Annual Meeting for 10 days preceding the meeting at our principal executive office during ordinary business hours, and electronically during the meeting at www.virtualshareholdermeeting .com/CFB2024 when you enter the control number included on your proxy card or voting instruction form.

Householding. In some cases, stockholders holding their shares in “street name,” who share the same surname and address receive only one copy of the Annual Meeting materials. This practice, known as “householding,” is designed to reduce our printing and postage costs as well as natural resources. To receive separate copies of the Annual Meeting materials in the future from your bank, broker or other nominee, or to receive only one copy per household, please contact the bank, broker, or other nominee holding your shares. If you are a stockholder of record and are receiving multiple copies of our Annual Meeting materials, you can request householding by contacting Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or calling Broadridge at 1 (866) 540-7095. If you received a single copy at an address shared by other stockholders and would like a separate copy of the Annual Meeting materials for the 2024 Annual Meeting, please make your request to our Corporate Secretary at our principal executive office, 11440 Tomahawk Creek Parkway, Leawood, Kansas 66211, or at legal@crossfirst.com or by calling 913-901-4516.

Interested Party Communications with our Directors. Interested parties and stockholders may communicate in writing with the Board, the Independent Chairman, any director, or any group of directors such as all non-employee directors or all members of a Board committee by sending written communications in care of our General Counsel and Corporate Secretary, by mail to CrossFirst Bankshares, Inc., 11440 Tomahawk Creek Parkway, Leawood, Kansas 66211 or by email to legal@crossfirst.com. Communications will be compiled by our General Counsel and Corporate Secretary and submitted to the intended recipient(s) on a periodic basis. In general, communications relating to corporate governance and Board matters are more likely to be forwarded than communications relating to ordinary business affairs or commercial solicitations.

By order of the Board of Directors:

Amy C. Abrams
General Counsel and Corporate Secretary

 Proxy Statement Page 56

ANNEX I

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), we supplement our GAAP results with certain non-GAAP financial measures. We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or gains that we believe are not indicative of our primary business operating results. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. We provide the measures of Adjusted Earnings Per Share and Adjusted Pre-Tax, Pre-Provision Contribution Margin as such measures are used by management, along with GAAP results, to analyze the Company’s business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.  Our calculation of Adjusted Earnings Per Share and Adjusted Pre-Tax, Pre-Provision Contribution Margin for purpose of determining executive compensation may differ from similarly titled financial measures we publicly disclosed and may vary from year-to-year.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures follows.

Adjusted Earnings Per Share

	For the Year Ended
	12/31/2021	12/31/2022	12/31/2023	Cumulative

	(Amounts in thousands, except per share data)
Adjusted net income
Net income (GAAP)	$69,413	$61,599	$66,669	$197,681
Add/(Subtract): Adjustment for irregular and non-cash expenses	(16,852)	7,473	6,773	(2,606)
Adjusted net income	$52,561	$69,072	$73,442	$195,075
Weighted average common shares outstanding	51,291	49,490	49,010
Adjusted earnings per share	$1.02	$1.40	$1.50	$3.92

Adjusted Pre-Tax, Pre-Provision Contribution Margin

For the
Year Ended
12/31/2023
(Dollars in thousands)
Adjusted pre-tax, pre-provision contribution margin:
Net income before taxes (GAAP)	$84,109
Add: Provision for credit losses	14,489
Add: Adjustment for irregular and non-cash expenses	7,674
Adjusted pre-tax, pre-provision contribution margin	$106,272

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V32526-P07356 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! CROSSFIRST BANKSHARES, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. CROSSFIRST BANKSHARES, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 01) Ronald C. Geist 02) Kevin S. Rauckman 03) Grey Stogner 04) Steven W. Caple Nominees: 2. To ratify the appointment of FORVIS, LLP as our independent registered public accounting firm for 2024. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. To elect four members of the Board of Directors named in the Proxy Statement as nominees as Class I directors, each for a term of three years. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposal 2: VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (ET) on May 13, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CFB2024 All stockholders of record as of March 15, 2024 (or holders in street name who have obtained a valid proxy) may attend the meeting via the Internet and vote during the meeting. Have the control number that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (ET) on May 13, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, it must be received by Broadridge before 10:00 a.m. (ET) on May 13, 2024. SCAN TO VIEW MATERIALS & VOTEw

V32527-P07356 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com. CROSSFIRST BANKSHARES, INC. Annual Meeting of Stockholders May 14, 2024 10:00 A.M. (CT) This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Michael J. Maddox and Benjamin R. Clouse, and each of them severally, as proxies, each with the full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, all of the shares of common stock of CROSSFIRST BANKSHARES, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/CFB2024 at 10:00 a.m. (CT), on May 14, 2024, and any adjournment or postponement thereof, as designated on the reverse side hereof, and in their discretion upon such other matters, if any, as may properly come before the meeting. This proxy revokes all prior proxies given by the undersigned. This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, the persons named as proxies intend to vote in accordance with the Board of Directors' recommendations and in their discretion upon such other matters, if any, as may properly come before the meeting. Continued and to be signed on reverse side